The information in this preliminary prospectus supplement is not complete and may be changed without notice. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities nor are they soliciting offers to buy these securities in any state where the offer or sale is not permitted. These securities may not be sold nor may offers to buy be accepted before the prospectus supplement is delivered in final form.

Filed pursuant to Rule: 424(b)(3)
Registration Number: 333-115329
SUBJECT TO COMPLETION, DATED FEBRUARY 22, 2005
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated May 10, 2004)
11,600,928 Shares
Allied Waste Industries, Inc.
Common Stock
$                   per share

          We are offering all of the shares of our common stock, par value $.01, offered by this prospectus supplement. We will receive all of the net proceeds from the sale of such shares of common stock.
      Our common stock is listed on the New York Stock Exchange under the symbol “AW.” The last reported sale price of our common stock on February 18, 2005 was $8.62 per share.
      In connection with this offering, we are offering, by means of a separate prospectus supplement, 2,000,000 shares of our Series D senior mandatory convertible preferred stock (or 2,300,000 shares if the underwriters exercise in full their over-allotment option). Prior to the closing of this offering, Allied Waste North America, Inc., our wholly-owned subsidiary, intends to offer, by means of an offering memorandum, $600.0 million in aggregate principal amount of its senior notes in a private placement.
      This offering, the Series D senior mandatory convertible preferred stock offering and the senior notes offering are part of a larger refinancing plan. However, none of these offerings are contingent upon the consummation of any of the other offerings. See “Prospectus Supplement Summary — Refinancing Plan.”
       Investing in our common stock involves risks. See “Risk Factors” beginning on page S-11 of this prospectus supplement and on page 2 of the accompanying prospectus.
       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total

Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to us	$	$

      The underwriters may also purchase up to 1,740,139 shares of common stock from us at the public offering price, less underwriting discounts and commissions, within 30 days from the date of this prospectus supplement. The underwriters may exercise this option only to cover over-allotments, if any.
      The underwriters are offering the shares of our common stock as set forth in “Underwriting.” Delivery of the shares of common stock will be made on or about                     , 2005.

Joint Book-Running Managers

Citigroup	UBS Investment Bank	Banc of America Securities LLC
                    , 2005

      We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this prospectus supplement and the accompanying prospectus is accurate as of the dates on their respective covers. When we deliver this prospectus supplement and the accompanying prospectus or make a sale pursuant to this prospectus supplement and the accompanying prospectus, we are not implying that the information is current as of the date of the delivery or sale.

Prospectus Supplement
Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT
      This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering.
      If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.
WHERE YOU CAN FIND MORE INFORMATION
      This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 filed by us with the Securities and Exchange Commission, or the “Commission,” under the Securities Act of 1933, as amended, or the “Securities Act.” We also file annual, quarterly and special reports, proxy statements and other information with the Commission pursuant to the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” You may read and copy any document we file with the Commission at the Commission’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Our Commission filings are also available to the public at the Commission’s web site at http://www.sec.gov.
      Our common stock is quoted on the New York Stock Exchange under the symbol “AW.” You may inspect reports and other information concerning us at the offices of the New York Stock Exchange at 11 Wall Street, New York, New York 10005.
      The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to documents containing that information. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed on February 18, 2005, our Current Report on Form 8-K, which we filed with the Commission on January 25, 2005, and any future filings we make with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K) until our offering is completed or terminated.
      The documents listed in the preceding paragraph supersede and replace the documents listed in the accompanying prospectus under the heading “Where You Can Find More Information.”
      You may request a copy of these filings at no cost, by writing or telephoning us at the following address:
Investor Relations
Allied Waste Industries, Inc.
15880 North Greenway-Hayden Loop, Suite 100
Scottsdale, Arizona 85260
(480) 627-2700
      You may also obtain copies of these filings, at no cost, by accessing our website at http://www.alliedwaste.com; however, the information found on our website is not considered part of this prospectus supplement.
      You should rely only on the information provided in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference. We have not authorized anyone else to provide you with different information.

ii

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
      This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are not historical facts, but only predictions and generally can be identified by use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee” or other words or phrases of similar import. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. These forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Factors that could materially affect these forward-looking statements can be found in our periodic reports filed with the Commission. Potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements, including the factors described under the heading “Risk Factors” and are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this prospectus supplement are made only as of the date of this prospectus supplement and we undertake no obligation to publicly update these forward-looking statements to reflect new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events might or might not occur. We cannot assure you that projected results or events will be achieved.
MARKET AND INDUSTRY DATA
      Certain market and industry data included in this prospectus supplement has been obtained from third-party sources that we believe to be reliable. We have not independently verified such third party information and cannot assure you of its accuracy or completeness. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus supplement.

iii

PROSPECTUS SUPPLEMENT SUMMARY
      This summary may not contain all of the information that may be important to you. You should read this entire prospectus supplement, the accompanying prospectus and those documents incorporated by reference into this document, including the risk factors and the financial data and related notes, before making an investment decision. Unless the context requires otherwise, references in this prospectus supplement to “Allied,” “we,” “us” or “our” refer to Allied Waste Industries, Inc. and its direct and indirect subsidiaries on a consolidated basis. Unless otherwise indicated, all information in this prospectus supplement assumes that the underwriters will not exercise the over-allotment option we have granted them. See “Underwriting.”
Company Overview
      We are the second largest, non-hazardous solid waste management company in the United States. We provide collection, transfer, recycling and disposal services for approximately 10 million residential, commercial and industrial customers in the United States and Puerto Rico. We serve our customers through a network of 314 collection companies, 165 transfer stations, 166 active landfills and 58 recycling facilities in 122 major markets within 37 states. We operate as a vertically integrated company which entails picking up waste from businesses and residences and disposing of that waste in our own landfills to the extent that it is economically beneficial, which we refer to as “internalization.” This allows us greater stability in and control over the waste flow into our landfills and, therefore, greater control over the cash flow stability in our business.
      We reported revenues of approximately $5.4 billion and $5.2 billion for the years ended December 31, 2004 and 2003, respectively. During the years ended December 31, 2004 and 2003, we generated operating cash flows of approximately $650.0 million and $783.9 million, and reinvested $582.9 million and $491.8 million of capital into our business, respectively, primarily for landfill development, vehicles and containers. During 2004, we reduced our debt balance by $477.1 million to $7.8 billion through the application of cash on our balance sheet at December 31, 2003 and operating cash flows. Our current business objectives are to focus on internal revenue and earnings growth and generate cash flow to invest in our vehicles, containers and equipment and to repay debt.
      Our management philosophy utilizes decentralized operating management, with centralized control functions and management oversight. We believe that this model allows us to maximize the growth and development opportunities in each of our markets and has largely contributed to our ability to operate the business efficiently, while maintaining effective controls and standards over our operations and administrative matters, including financial reporting. Since the waste collection and disposal business is a very local business, operations and opportunities differ in each of our markets. By utilizing decentralized operating management with standards for best practices, we strive to standardize the common practices across our business, while maintaining the day-to-day operating decisions at the local level, closer to the customer. We implement this philosophy by organizing our operations into a corporate, region and district infrastructure.
      We have grown our business from a revenue base of $35 million in 1992 to over $5 billion in 2004, primarily through a series of acquisitions highlighted by the acquisition of the solid waste assets of Laidlaw, Inc. in 1996 and the acquisition of Browning-Ferris Industries, Inc., or “BFI,” in 1999. We have, and continue to acquire, smaller companies within the waste industry that either provide additional infrastructure, such as landfills and transfer stations in existing markets, or tuck into our existing collection companies and enhance our internalization and profitability in a market. Since 2001, we have funded the acquisition of companies through the proceeds from divestitures of our own assets that could not be operated in a manner consistent with our business model.

Industry Trends
      Based on industry data, we estimate that in 2003 the non-hazardous solid waste industry in the United States generated approximately $42 billion in annual revenue from publicly-traded companies, municipalities and privately-held companies. Although the non-hazardous solid waste industry has traditionally been very fragmented, particularly in the collection segment of the business, the industry has undergone significant consolidation due to rising costs, regulatory complexities and increased capital requirements. We believe this cycle of industry consolidation has been substantially completed. Publicly-traded companies generated approximately 49% of the industry’s revenues in 2003, while municipalities and private companies generated the remaining revenues. In 2003, the three largest publicly-traded companies in the waste management industry in the United States generated over 90% of the public company revenues. We believe that the industry is displaying a greater focus on maximization of cash flow and internal growth through initiatives that increase returns on investments. We believe that large integrated public companies that have the requisite management expertise and ready access to capital are best positioned to achieve these goals.
      Generally, revenue growth within the industry has been a function of overall economic and population growth and changing demographics. Industry growth has also been impacted by changes in state and federal regulations, supply of and demand for disposal capacity and consumer awareness of environmental matters. While the companies within the industry provide essential services, their revenue growth has been, and will continue to be, impacted by changes in general economic and industry specific trends.
Business Strategy
      Our business strategy is intended to maximize operating cash flows to reinvest in our business and to continue to pay down debt. The components of this strategy include: (1) operating vertically integrated, non-hazardous solid waste service businesses with a high rate of waste internalization; (2) implementing best practice programs; (3) managing our businesses locally with a strong operations focus on customer service; (4) maintaining or improving our market position through internal development and incremental acquisitions; and (5) maintaining the financial capacity and effective administrative systems and controls to support on-going operations and future growth.
      Vertical Integration and Internalization. Vertical integration has been and continues to be the key element of our business strategy. The fundamental objective of the vertical integration business model is to control the waste stream from the point of collection through disposal, thereby optimizing the economics of the waste stream by achieving a high rate of waste internalization. As of December 31, 2004, approximately 73% of the waste that our collection companies pick up is disposed of at our landfills. Additionally, approximately half of the waste that is disposed of at our landfills comes from our collection companies. This means that on average, each day we open our landfills, we expect that almost half of the volume received will be delivered by our own vehicles.
      Across the country, we have built through market-specific acquisitions, vertically integrated operations typically consisting of collection companies, transfer stations, recycling facilities and landfills. Within our markets, we seek to strengthen our competitive position and improve our financial returns by developing and acquiring assets that provide or improve the infrastructure for a vertically integrated market and to increase the density of our collection routes or by developing previously non-permitted, non-contiguous landfill sites (greenfield landfill sites). We also may divest of operations in markets in which over the long-term we cannot successfully build a vertically integrated structure. We believe that we can realize competitive advantages by continuously implementing this strategy across existing and selected new markets in the United States.
      Best Practices. At the beginning of 2004, we began efforts to implement best practice programs throughout our organization. We believe the investment we are making in implementing best practice programs in the areas of revenue enhancement and operating cost reductions will provide benefits to the overall business through improved operating margins over the long term. The programs are focused on improving sales productivity and pricing effectiveness, driver productivity through improved routing, maintenance efficiency through standardized operating practices, and reducing our costs through more effective purchasing. In addition, we are focusing on controlling cost increases associated with safety and our health and welfare programs.
      Focus on Customer Service Excellence. Decentralized operations and local management characterize our operations-oriented business strategy. Historically, we have successfully focused our management development activities on recruiting and retaining operating managers with extensive industry and local market experiences. Our senior operating management averages over 20 years of industry experience. By continuing to hire and retain experienced, local market-oriented managers, we believe that we are well positioned to react to customer needs and changes in our markets and are able to capitalize on growth opportunities. The focus on customer services is supported by investing in and maintaining a quality asset base and providing training programs that maximize our operational excellence.
      Internal Development and Incremental Acquisitions. We focus on achieving a sustainable rate of long-term growth and efficiently operating our assets. We intend to increase revenues by increasing collection and disposal volumes and developing greenfield landfill sites. We also intend to increase revenue by increasing the rates we charge for the services we provide. We intend to supplement this internal growth with acquisitions of operating assets, such as landfills and transfer stations, and tuck-in acquisitions of privately owned solid waste collection and disposal operations in existing markets. We are continuously evaluating our existing operating assets to determine if we are maximizing our market density and internalization. To the extent certain operating assets are not performing at efficient levels, we may examine opportunities to provide greater efficiencies through tuck-in acquisitions or ultimately determine to divest of such assets and reallocate resources to other markets. We also intend to examine opportunities when government entities privatize the operation of all or part of their solid waste systems. In addition, we seek to maintain broad domestic geographic diversification in our operations through market development initiatives.
      Maintaining Financial Capacity and Infrastructure for Future Growth. We seek to implement our business strategy by maintaining sufficient financial capacity and effective administrative systems and controls. Our operating cash flows have historically been sufficient to fund our debt service, working capital and capital expenditure requirements, and we maintain a revolving line of credit capacity which has been sufficient to handle seasonal and other peak spending requirements. Cash flows available to pay down debt in excess of current year debt maturities have been applied to future maturities.
      Our system of internal controls is implemented through clear policies and procedures and appropriate delegation of authority and segregation of responsibility. Our company policies establish a philosophy of conducting operations in a responsible and ethical manner, including the manner in which we handle operations that impact the surrounding environment. Senior management is committed to establishing and fostering an environment of integrity and ethical conduct. Our comprehensive internal audit function assists management in the oversight and evaluation of the effectiveness of the system of internal controls. Our system of internal controls are reviewed, tested, modified and improved as changes occur in business conditions and our operations.
Operations
      Our revenue mix (based on net revenues) for 2004 was approximately $3.9 billion collection, $436 million transfer, $643 million landfill, $235 million recycling and $128 million other. No one customer has individually accounted for more than 2% of our consolidated revenue in any of the last three years.
      Collection. Collection operations involve collecting and transporting non-hazardous waste from the point of generation to the site of disposal, which may be a transfer station or a landfill. Fees relating to collection services are based on collection frequency, type of equipment furnished (if any), special handling needs, the type and volume or weight of the waste collected, the distance traveled to the transfer station or disposal facility and the cost of disposal, as well as general competitive and prevailing local economic conditions. We have approximately 13,500 collection vehicles and perform the majority of vehicle maintenance at our own maintenance facilities. Depending on the customer being served, we generally provide solid waste collection under the following four service lines:

•	Commercial. We provide containerized non-hazardous solid waste disposal services to a wide variety of commercial and industrial customers. Commercial revenue represents approximately 34% of our collection revenue. We provide customers with containers that are designed to be lifted mechanically and emptied into a collection vehicle’s compaction hopper. Our commercial containers generally range in size from one to eight cubic yards. Commercial contract terms generally range from one to three years and commonly have renewal options.

•	Residential. We perform residential collection services under individual monthly subscriptions directly to households or under exclusive contracts with municipal governments that allow us to service all or a portion of the homes in the municipalities at established rates. Municipal contracts generally have a term of three to five years and commonly have renewal options. We seek to obtain municipal contracts that enhance the efficiency and profitability of our operations as a result of the density of collection customers within a given area. Residential revenue represents approximately 30% of our collection revenue, approximately 45% of which is subscription revenue and approximately 55% of which is municipal revenue. Prior to the end of the term of most municipal contracts, we will attempt to renegotiate the contract, and if unable to do so, will generally re-bid the contract on a sealed bid basis. We also make residential collection service arrangements directly with households. We seek to enter into residential service arrangements where the route density is high, thereby creating additional economic benefit. Residential collection fees are either paid by the municipalities out of tax revenues or service charges, or are paid directly by the residents who receive the service.

•	Roll-off. Roll-off revenue represents approximately 31% of our collection revenue. We provide roll-off collection services to a wide variety of commercial and industrial customers as well as residential customers. We provide customers with containers that are designed to be lifted mechanically and loaded onto the collection vehicle. Our roll-off containers generally range in size from 20 to 40 cubic yards. Contracts for roll-off containers may provide for temporary (such as the removal of waste from a construction site) or ongoing services.

•	Recycling. Recycling collection revenue represents approximately 5% of our total collection revenue. Recycling collection services include curbside collection of recyclable materials for residential customers and commercial and industrial collection of recyclable materials. We generally charge recycling fees based on the service sought by the customer. The customer pays for the cost of removing, sorting and transferring recyclable materials downstream in the recycling process.
      Transfer Stations. A transfer station is a facility where solid waste collected by third-party and company-owned vehicles is consolidated and then transferred to and compacted in large, specially constructed trailers for transportation to disposal facilities. This consolidation reduces costs by increasing the density of the waste being transported over long distances through compaction and by improving utilization of collection personnel and equipment. We generally base fees upon such factors as the type and volume or weight of the waste transferred, the transport distance to the disposal facility, the cost of disposal and general competitive and economic conditions. We believe that as increased regulations and public pressure restrict the development of landfills in urban and suburban areas, transfer stations will continue to be used as an efficient means to transport waste over longer distances to available landfills.
      Landfills. Non-hazardous solid waste landfills are the primary method of disposal of solid waste in the United States. Currently, a landfill must be designed, permitted, operated and closed in compliance with comprehensive federal, state and local regulations, most of which are promulgated under Subtitle D of the Resource Conservation and Recovery Act of 1976, as amended. Operating procedures include excavation of earth, spreading and compacting of waste, and covering of waste with earth or other inert material. Disposal fees and the cost of transferring solid waste to the disposal facility place an economic restriction on the geographic scope of landfill operations in a particular market. Access to a disposal facility, such as a landfill, is necessary for all solid waste management companies. While access to disposal facilities owned or operated by unaffiliated parties can generally be obtained, we prefer, in keeping with our business strategy, to own or operate our own disposal facilities. This strategy ensures access and allows us to internalize disposal fees. Approximately half of our landfill volume is delivered by our collection vehicles. Additionally, approximately one-third of our landfill volumes are under contracts with third-party collection companies with an average duration from one to five years. This adds to the stability of our business. We have a network of 166 owned or operated active landfills with operating lives ranging from one to over 150 years. Based on available capacity using annual volumes, the average life of our landfills approximates 36 years.
      Recycling — Commodity. We receive mixed waste materials at a materials recovery facility, which is often integrated into, or contiguous to, a transfer or collection operation. At the facility, we sort, separate, accumulate, bind or place in a container and ready for transport materials such as paper, cardboard, plastic, aluminum and other metals. We also engage in organic materials recycling and/or disposal. Cardboard and various grades of paper represented approximately 72% of our processed recyclable product in 2004. The purchaser of the recyclables generally pays for the sorted materials based on fluctuating spot-market prices. We seek to mitigate exposure to fluctuating commodity prices by entering into contractual agreements that set a minimum sales price on the recyclables and when possible passing through profit or loss from the sale of recyclables to customers.
Refinancing Plan
      In connection with this offering, we are offering to sell to the public 2,000,000 shares of our Series D senior mandatory convertible preferred stock (or 2,300,000 shares if the underwriters exercise in full their over-allotment option) at a purchase price of $250.00 per share, or the “Series D preferred stock offering.” In addition, prior to the closing of this offering, Allied Waste North America, Inc., or “Allied NA,” our wholly-owned subsidiary, intends to offer $600.0 million of its senior notes pursuant to an offering memorandum in a private placement under Rule 144A and Regulation S of the Securities Act, or the “Notes offering.”
      The net proceeds of this offering, along with a portion of the net proceeds of the Series D preferred stock offering, will be used to redeem $125.0 million in aggregate principal amount of Allied NA’s outstanding $375.0 million in aggregate principal amount of 9 1/4% Senior Notes due 2012, or the “2012 senior notes,” at a redemption price of 109.25% of the principal amount redeemed, plus accrued and unpaid interest to the date of redemption.
      The net proceeds of the Notes offering, along with a portion of the net proceeds of the Series D preferred stock offering, will be used to fund Allied NA’s tender offer (or redemption, in the event all such notes are not tendered) for $600.0 million in aggregate principal amount of its 7 5/8% Senior Notes due 2006, as further described below. This represents the entire outstanding principal amount of Allied NA’s 7 5/8% Senior Notes due 2006, or the “2006 senior notes.”
      The net proceeds of the Series D preferred stock offering will be used to (i) redeem a portion of the 2012 senior notes, (ii) fund Allied NA’s tender offer (or redemption, in the event all such notes are not tendered) for its remaining $195.0 million in aggregate principal amount of its 10% Senior Subordinated Notes due 2009, or “senior subordinated notes,” as further described below, (iii) repay $69.5 million in aggregate principal amount of BFI’s 7 7/8% Senior Notes due 2005, (iv) fund a portion of Allied NA’s tender offer (or redemption, in the event all such notes are not tendered) for its 2006 senior notes, and (v) repay portions of the term loans under our current senior credit facility, or our “2003 Credit Facility.”
      The proceeds from the exercise by the underwriters of their over-allotment options, if any, in this offering and the Series D preferred stock offering will be used to repay portions of the term loans under our 2003 Credit Facility. We intend to refinance the remaining outstanding borrowings under our 2003 Credit Facility from borrowings under a new senior credit facility, or our “replacement senior credit facility,” which we expect to enter into in the first half of 2005 on substantially similar terms as our 2003

Credit Facility. We currently anticipate that our replacement senior credit facility will be comprised of a $1.55 billion revolving credit facility, a $1.45 billion term loan facility and a $450.0 million institutional letter of credit facility. As of the date of this prospectus supplement, we have received commitments in excess of $1.55 billion from a syndicate of lenders, including affiliates of the underwriters of this offering, with respect to the revolving portion of our replacement senior credit facility. We are in the process of syndicating the remaining portion of our replacement senior credit facility. The execution of our replacement senior credit facility is contingent upon, among other things, our successful syndication of the remaining portion of such replacement senior credit facility and the issuance of a minimum of $500.0 million in additional equity. There can be no assurance that we will satisfy these conditions. In this prospectus supplement, we refer to our 2003 Credit Facility and our replacement senior credit facility collectively as our “senior credit facility.” Any excess proceeds from borrowings under our replacement senior credit facility (after the repayment of our remaining outstanding indebtedness under our 2003 Credit Facility) will be used for general corporate purposes.
      On February 22, 2005, Allied NA announced an offer to purchase, or the “Tender Offer,” for cash any and all of its (i) senior subordinated notes and (ii) 2006 senior notes. The Tender Offer expires at 9:00 a.m., New York City time, on March 22, 2005, or the “expiration date,” unless extended or earlier terminated. The consummation of the Tender Offer is conditioned upon our ability to raise $825.0 million in gross proceeds through a combination of one or more securities offerings. In addition, the consummation of the tender offer for the senior subordinated notes is conditioned upon the execution of our replacement senior credit facility. We reserve the right to waive any or all conditions to the Tender Offer. In connection with the Tender Offer, Allied NA is also seeking consents to, among other things, eliminate substantially all of the restrictive covenants, certain events of default and related provisions, and reduce the required notice period contained in the optional redemption provisions of the indenture governing the senior subordinated notes, or the “senior subordinated notes indenture,” and the indenture governing the 2006 senior notes, or the “2006 senior notes indenture.” Holders of senior subordinated notes who validly tender and do not validly withdraw their senior subordinated notes and consents prior to 5:00 p.m., New York City time, on March 7, 2005, or the “consent date,” will receive the total consideration of $1,053.75 per $1,000 principal amount of senior subordinated notes tendered. Holders of senior subordinated notes who validly tender their senior subordinated notes after such time and prior to the expiration date will receive $1,050.00 per $1,000 principal amount of senior subordinated notes tendered. Holders of 2006 senior notes who validly tender and do not validly withdraw their 2006 senior notes prior to the consent date will receive the total consideration of $1,032.55 per $1,000 principal amount of 2006 senior notes tendered. Holders of 2006 senior notes who validly tender their 2006 senior notes after such time and prior to the expiration date will receive $1,017.55 per $1,000 principal amount of 2006 senior notes tendered. Allied NA intends to redeem any senior subordinated notes and 2006 senior notes that remain outstanding after the consummation of the Tender Offer in accordance with the terms of the senior subordinated notes indenture or the 2006 senior notes indenture, as applicable, as amended by the consent solicitation. The 2006 senior notes may currently be redeemed at a redemption price equal to the greater of (i) 100% of their principal amount and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2006 senior notes discounted to maturity on a semi-annual basis at the Treasury Yield (as defined in the 2006 senior notes indenture) plus 50 basis points, plus in each case accrued and unpaid interest to but excluding the redemption date. The senior subordinated notes may currently be redeemed at a redemption price equal to 105% of their principal amount plus accrued and unpaid interest to but excluding the redemption date. This prospectus supplement does not constitute a notice of redemption under the optional redemption provisions of the senior subordinated notes indenture or the 2006 senior notes indenture, as applicable.
      This offering, the Series D preferred stock offering, the Notes offering, and the execution of our replacement senior credit facility, including, in each case, the intended use of proceeds, are referred to in this prospectus supplement as the “Refinancing Plan.”
      The consummation of this offering, the Series D preferred stock offering and the Notes offering are not contingent on the consummation of any of the other offerings or the execution of our replacement senior credit facility. Offers for our Series D senior mandatory convertible preferred stock are only being made by delivery of the prospectus supplement relating to such offering. Offers for Allied NA’s senior notes will only be made by delivery of the private placement offering memorandum relating to such offering pursuant to Rule 144A and Regulation S of the Securities Act. We could decide not to sell our Series D senior mandatory convertible preferred stock or sell more or less of our Series D senior mandatory convertible preferred stock than we presently are offering. Allied NA could decide not to sell its senior notes or sell more or less of its senior notes than it presently anticipates offering. We cannot assure you that all of the Refinancing Plan will be consummated on the terms as contemplated in this prospectus supplement.
      In the event we only consummate this offering and no other component of the Refinancing Plan, we intend to use the proceeds from this offering to repay portions of the term loans under our 2003 Credit Facility. We are currently prohibited from redeeming the 2012 senior notes with the proceeds of this offering under the terms of our 2003 Credit Facility. We currently expect that the terms of our replacement senior credit facility will permit the redemption of the 2012 senior notes with the proceeds of this offering.
Principal Executive Offices
      We are incorporated in Delaware and our principal executive office is located at 15880 North Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona 85260. Our telephone number is (480) 627-2700 and our web site is www.alliedwaste.com. The information that appears on our web site is not part of this prospectus supplement.

The Offering

Issuer	Allied Waste Industries, Inc.

Common stock offered	11,600,928 shares.

Common stock to be outstanding after this offering, not including the over-allotment option as of February 18, 2005	Approximately 329.1 million shares.(1)

Over-allotment option	We have granted the underwriters an option to purchase up to 1,740,139 shares to cover over-allotments, if any. If the underwriters exercise their over-allotment option in full, we will have approximately 330.8 million shares of common stock outstanding.

Use of proceeds	The net proceeds of this offering, along with a portion of the net proceeds of the Series D preferred stock offering, will be used to redeem $125.0 million in aggregate principal amount of Allied NA’s 9 1/4% Senior Notes due 2012 at a redemption price of 109.25% of the principal amount redeemed, plus accrued and unpaid interest to the date of redemption. This offering is part of the Refinancing Plan. In the event we only consummate this offering and no other component of the Refinancing Plan, the proceeds from this offering will be used to repay portions of the term loans under our 2003 Credit Facility. See “— Refinancing Plan” and “Use of Proceeds.”

New York Stock Exchange symbol	“AW.”

(1)	The total number of shares of common stock that would have been outstanding as of February 18, 2005 after giving effect to this offering excludes:

•	approximately 18.8 million shares issuable upon exercise of currently outstanding stock options;

•	approximately 41.6 million shares reserved for issuance upon the conversion of our 6 1/4% Series C senior mandatory convertible preferred stock. Pursuant to its terms, each share of our Series C senior mandatory convertible preferred stock will automatically convert on April 1, 2006 into not more than 6.0241 shares and not less than 4.9358 shares of our common stock, depending on the market price for our common stock at the time and subject to customary anti-dilution adjustments, if such shares have not been previously converted. As of the date of this prospectus supplement, there were 6,900,000 shares of our Series C senior mandatory convertible preferred stock outstanding;

•	approximately 11.3 million shares reserved for issuance upon the conversion of our 4.25% senior subordinated convertible debentures due 2034; and

•	the shares reserved for issuance upon the conversion of our Series D senior mandatory convertible preferred stock.
Risk Factors
      See the section entitled “Risk Factors” beginning on page S-11 of this prospectus supplement and page 2 of the accompanying prospectus for a discussion of certain factors you should consider carefully before deciding to invest in our common stock.

Summary Financial Data
      The summary historical financial data presented below as of and for each of the three years in the period ended December 31, 2004 has been derived from our consolidated financial statements. Our consolidated financial statements as of and for each of the three years in the period ended December 31, 2004 have been audited by PricewaterhouseCoopers LLP, our independent registered public accounting firm, and are included in our Annual Report on Form 10-K for the year ended December 31, 2004, incorporated by reference in this prospectus supplement. The summary financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2004, incorporated by reference in this prospectus supplement.

	Years Ended December 31,

	2002	2003	2004

	(in millions, except percentages and
	per share data)
Statement of Operations Data(1):
Revenues	$5,190.8	$5,247.7	$5,362.0
Operating income	1,219.8	1,034.7	886.4
Other Data:
Operating income	$1,219.8	$1,034.7	$886.4
Depreciation and amortization	478.5	546.0	559.3
Operating income before depreciation and amortization (2)	$1,698.3	$1,580.7	$1,445.7

Non-cash loss (gain) on divestiture of assets(3)	$(9.3)	—	—
Per Share Data From Continuing Operations:
Basic income (loss) per share(4)	$0.63	$(2.36)	$0.12
Diluted income (loss) per share(4)	$0.62	$(2.36)	$0.11
Weighted average common shares	190.2	203.8	315.0
Weighted average common shares and common equivalent shares	193.5	203.8	319.7

	December 31, 2004

		As adjusted for
		this offering,
		assuming no	Pro forma assuming the Refinancing Plan is fully executed
		other component
		of the		This offering and
		Refinancing Plan		the Series D
		is		preferred stock	The Refinancing
	Actual	consummated(5)	This offering(6)	offering(7)	Plan(8)

Balance Sheet Data:
Cash and cash equivalents	$68.0	$68.0	$68.0	$68.0	$78.9
Total long-term debt, net of current portion(9)	7,429.2	7,334.1	7,342.2	6,942.4	6,988.8
Stockholders’ equity	2,604.9	2,699.8	2,694.9	3,168.2	3,142.2
Long-term debt, net of current portion, to total capitalization (9)	74%	73%	73%	69%	69%

(1)	During 2004 and 2003, we sold or held for sale certain operations that met the criteria for reporting discontinued operations. The summary financial data for all periods have been reclassified to exclude these operations as discontinued operations.

(2)	We believe that our presentation of operating income before depreciation and amortization is useful to investors because it is an indicator of the strength and performance of our ongoing business operations, including our ability to fund capital expenditures and our ability to incur and service debt, including our outstanding notes. While depreciation and amortization are considered operating costs under generally accepted accounting principles (GAAP), these expenses primarily represent the non-cash current period allocation of costs associated with long-lived assets acquired or constructed in prior years. Management uses operating income before depreciation and amortization to evaluate the operations of its geographic operating regions.

Operating income before depreciation and amortization is not a measure of operating income, operating performance or liquidity under GAAP and may not be comparable to similar titled measures reported by other companies. Although operating income before depreciation and amortization and similar variations may be used as a measure of operations and the ability to satisfy debt service requirements, these terms are not necessarily comparable to other similar titled captions of other companies due to the potential inconsistencies in the method of calculation.

(3)	The non-cash loss (gain) on divestiture of assets relate to divestitures of certain operations that were not operating in a manner consistent with our business model. These divestitures are not included in discontinued operations.

(4)	During December 2003, all of the outstanding Series A senior convertible preferred stock was exchanged for common stock. In connection with the exchange, we recorded a reduction to net income available to common stockholders of $496.6 million for the fair value of the incremental shares of common stock issued to the holders of the Series A senior convertible preferred stock over the amount the holders would have received under the original conversion provisions.

(5)	This offering is part of a larger refinancing plan. We cannot assure you, however, that any component of the Refinancing Plan will be consummated on the terms as contemplated in this prospectus supplement or at all. In the event we only consummate this offering and no other component of the Refinancing Plan, we intend to use the proceeds from this offering to repay portions of the term loans under our 2003 Credit Facility. See “Prospectus Supplement Summary — Refinancing Plan.”

(6)	This column has been adjusted to give effect to this offering and the application of the net proceeds therefrom to redeem $87.0 million in principal amount of the 2012 senior notes at a purchase price of 109.25% of the principal amount thereof as if this offering was consummated, together with the other components of the Refinancing Plan, on December 31, 2004. See “Capitalization.”

(7)	This column has been adjusted to give effect to this offering and the offering of 2,000,000 shares of our Series D senior mandatory convertible preferred stock at a purchase price of $250.00 per share and the application of net proceeds therefrom, as if each offering was consummated, together with the other components of the Refinancing Plan, on December 31, 2004. See “Capitalization.”

(8)	This column has been adjusted to give effect to the Refinancing Plan and the application of the net proceeds therefrom, including this offering, the offering of 2,000,000 shares of our Series D senior mandatory convertible preferred stock at a purchase price of $250.00 per share, the offering of $600.0 million in aggregate principal amount of Allied NA’s senior notes and the refinancing of the remaining amounts outstanding under our 2003 Credit Facility with borrowings under our replacement senior credit facility, as if each component of the Refinancing Plan were consummated on December 31, 2004. See “Capitalization.”

(9)	Total long-term debt, net of current portion excludes our $209.9 million receivables secured loan. See “Capitalization.”

RISK FACTORS
      You should carefully consider the following risks and the risks set forth in the accompanying prospectus and all of the information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference before investing in our common stock.
Risks Related to Our Business
      Our significant leverage may make it difficult for us to service our debt and operate our business.
      We have had and will continue to have a substantial amount of outstanding indebtedness with significant debt service requirements. At December 31, 2004, our consolidated debt, after giving effect to this offering, would have been approximately $7.7 billion and our debt to total capitalization would have been 74%. At December 31, 2004, our consolidated debt, after giving effect to the Refinancing Plan, would have been approximately $7.3 billion, our debt to total capitalization would have been 70%. The degree to which we are leveraged could have important consequences. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to our debt;

•	require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, which would reduce the availability of our cash flow to fund internal growth through working capital and capital expenditures and for other general corporate purposes;

•	increase our vulnerability to economic downturns in our industry;

•	increase our vulnerability to interest rate increases to the extent any of our variable rate debt is not hedged;

•	place us at a competitive disadvantage compared to our competitors that have less debt in relation to cash flow;

•	limit our flexibility in planning for or reacting to changes in our business and our industry;

•	limit, among other things, our ability to borrow additional funds or obtain other financing capacity; and

•	subject us to a greater risk of noncompliance with financial and other restrictive covenants in our indebtedness. The failure to comply with these covenants could result in an event of default which, if not cured or waived, could have a material negative effect on us.
      We and our subsidiaries may be able to incur substantial additional indebtedness in the future. As of December 31, 2004, our debt agreements permit us to incur substantial additional indebtedness under various financial ratio tests. As of December 31, 2004, we had no cash draws outstanding under our $1.5 billion revolving credit facility. As of such date, we had $716.7 million in letters of credit drawn on the revolving credit facility that support financial assurance purposes, leaving $783.3 million of availability.
      To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.
      Our ability to make payments on our indebtedness will depend on our ability to generate cash flow in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.
      We cannot assure you that our business will generate sufficient cash flow from operations, or that future borrowings will be available to us under our senior credit facility in an amount sufficient to enable us to pay our indebtedness or to fund other liquidity needs.

      We may be unable to refinance our indebtedness.
      We may need to refinance all or a portion of our indebtedness before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our 2003 Credit Facility, on commercially reasonable terms or at all. We may also need to refinance our senior notes, our senior subordinated notes and/or other indebtedness to pay the principal amounts due at maturity. There can be no assurance that we will be able to obtain sufficient funds to enable us to repay or refinance our debt obligations on commercially reasonable terms or at all.
      The consummation of this offering, the common stock offering and the Notes offering are not contingent on the consummation of any of the other offerings or the execution of our replacement senior credit facility. The execution of our replacement senior credit facility is contingent upon, among other things, the successful syndication of all commitments contemplated by the replacement senior credit facility and the issuance of a minimum of $500.0 million in additional equity. As a result, there can be no assurance that any of the contemplated transactions will be consummated or that the Refinancing Plan will be consummated in its entirety.
      Covenants in our senior credit facility, our indentures and the instruments governing our other indebtedness may limit our ability to operate our business.
      Our senior credit facility, and certain of the agreements governing our other indebtedness contain covenants that restrict our ability to make distributions or other payments to our investors and creditors unless we satisfy certain financial tests or other criteria. We must also comply with certain specified financial ratios and tests. The senior credit facility ratio tests assume that over time EBITDA increases and interest decreases in relation to debt levels. If EBITDA does not increase and if interest does not decrease in relation to debt and if we are unable to renegotiate the covenants, we would not comply with the provisions of the senior credit facility. In some cases, our subsidiaries are subject to similar restrictions which may restrict their ability to make distributions to us. Our senior credit facility and these other agreements contain additional affirmative and negative covenants, including limitation on our ability to incur additional indebtedness and to make acquisitions and capital expenditures. All of these restrictions could affect our ability to operate our business and may limit our ability to take advantage of potential business opportunities as they arise.
      If we do not comply with these covenants and restrictions, we could be in default under our senior credit facility and other debt agreements and the debt, together with accrued interest, could then be declared immediately due and payable. If we default under our senior credit facility, the lenders could cause all of our outstanding debt obligations under such senior credit facility to become due and payable, require us to apply all of our cash to repay the indebtedness under such senior credit facility or prevent us from making debt service payments on any other indebtedness we owe. If we are unable to repay any borrowings when due, the lenders under our senior credit facility could proceed against their collateral, which includes most of the assets we own, including the stock and assets of our subsidiaries. In addition, any default under our senior credit facility or agreements governing our other indebtedness could lead to an acceleration of debt under our other debt instruments that contain cross acceleration or cross-default provisions. Our ability to comply with these provisions of our senior credit facility and other agreements governing our other indebtedness may be affected by changes in the economic or business conditions or other events beyond our control.
      Our bond ratings could be downgraded.
      Although reductions in our bond ratings may not have an immediate impact on the cost of debt or our liquidity, they may impact the cost of debt and liquidity over the near to medium term. If our bond ratings are reduced, future access at a reasonable cost to the debt and financial assurance markets may be adversely impacted.

      We compete with large companies and municipalities that may have greater financial and operational resources. We also compete with the use of alternatives to landfill disposal in part because of state requirements to reduce landfill disposal and we cannot assure you that we will continue to operate our landfills at currently estimated volumes.
      The non-hazardous waste collection and disposal industry is highly competitive. We compete with large companies and municipalities which may have greater financial and operational resources. The non-hazardous waste collection and disposal industry is led by three large national waste management companies: Allied, Waste Management, Inc., and Republic Services, Inc. It also includes numerous regional and local companies. Many counties and municipalities that operate their own waste collection and disposal facilities have the benefits of tax-exempt financing and may control the disposal of waste collected within their jurisdictions.
      We encounter competition due to the use of alternatives to landfill disposal, such as recycling and incineration, because of state requirements to reduce landfill disposal and we cannot ensure that our landfills will continue to operate at currently estimated volumes. Further, most of the states or municipalities in which we operate landfills require counties and municipalities to formulate comprehensive plans to reduce the volume of solid waste deposited in landfills through waste planning, composting and recycling or other programs. Some state and local governments mandate waste reduction at the source and prohibit the disposal of certain types of wastes, such as yard wastes, at landfills. These actions may reduce the volume of waste going to landfills in certain areas. If this occurs, there can be no assurance that we will be able to operate our landfills at their current estimated volumes or charge current prices for landfill disposal services due to the decrease in demand for services.
      If we are unable to execute our business strategy, our waste disposal expenses could increase significantly.
      Over the long term, our ability to continue to sustain our current vertical integration strategy will depend on our ability to maintain appropriate landfill capacity, collection operations and transfer stations. We cannot assure you that we will be able to replace such assets either timely or cost effectively or integrate acquisition candidates effectively or profitably. Further, we cannot assure you that we will be successful in expanding the permitted capacity of our current landfills once our landfill capacity is full. In such event, we may have to dispose of collected waste at landfills operated by our competitors or haul the waste long distances at a higher cost to another of our landfills, either of which could significantly increase our waste disposal expenses.
      We may be unable to obtain required permits or to expand existing permitted capacity.
      There can be no assurance that we will successfully obtain the permits we require to operate our business because permits to operate non-hazardous solid waste landfills and to expand the permitted capacity of existing landfills have become increasingly difficult and expensive to obtain. Permits often take years to obtain as a result of numerous hearings and compliance with zoning, environmental and other regulatory measures. These permits are also often subject to resistance from citizen or other groups and other political pressures. Our failure to obtain the required permits to operate non-hazardous solid waste landfills could have a material negative effect on our future results of operations.
      The solid waste industry is a capital-intensive industry that may consume cash from our operations and borrowings.
      Our ability to remain competitive, grow and expand operations largely depends on our cash flow from operations and access to capital. We spent approximately $673.3 million for our capital expenditures and landfill capping, closure, post-closure and environmental remediation expenditures during 2004, and we expect to spend approximately $800 million for these purposes in 2005. If we undertake more acquisitions or further expand our operations, the amount we expend on capital, capping, closure, post-closure and environmental remediation expenditures will increase. Acquisitions may increase our capital requirements because acquisitions may require sizable amounts of capital and competition with other solid waste companies that have a similar acquisition strategy may increase costs. Increases in expenditures will result in low levels of working capital or require us to finance working capital deficits. We intend to continue to fund our cash needs through cash flow from operations and borrowings under our senior credit facility, if necessary. However, we may require additional equity and/or debt financing for debt repayment obligations, to fund our operations and/or to grow our business.
      Our cash needs will increase if the expenditures for closure and post-closure monitoring increase above our current estimates for these costs. Expenditures for these costs may increase as a result of any federal, state or local government regulatory action, including changes in closing or monitoring activities, types and quantities of materials used or the period of required post-closure monitoring. These factors, together with those discussed above, could substantially increase our operating costs and therefore impair our ability to invest in our existing facilities or new facilities.
      We may not be able to obtain necessary financial assurances.
      We are required to provide financial assurances to governmental agencies under applicable environmental regulations relating to our landfill operations and collection contracts. In addition, we are required to provide financial assurances for our self insurance program. We satisfy the financial assurances requirements by providing performance bonds, letters of credit, insurance policies or trust deposits. As of December 31, 2004, we have total financial assurance requirements of $2.7 billion, and we do not expect any material change in the amount of those requirements. Should we experience additional bond rating agency downgrades, the mix of financial assurance instruments may change, requiring us to provide additional letters of credit.
      Changes in interest rates may affect our results of operations.
      At December 31, 2004, approximately 79% of our debt was fixed, 76% directly and 3% through interest rate swap agreements. The amount of this swap contract portfolio, which matures in the first quarter of 2005, was $250 million. For certain interest rate swap agreements, we record non-cash mark-to-market gains and losses based on changes in future yield curves to the statement of operations. Changes in the yield curves could result in additional non-cash losses being recorded in the statement of operations.
      U.S. economic conditions may have an adverse impact on our operating performance and results of operations.
      Our business is affected by general economic conditions. Weakness in the U.S. economy has had a negative effect on our operating results, including decreases in revenues and operating cash flows. Additionally, in a down-cycle economic environment, we may experience the negative effects of increased competitive pricing pressure and customer turnover. If economic conditions deteriorate, we will experience pressure on the pricing that we are able to achieve for our services. In addition, worsening economic conditions may lead to further negative effects of customer turnover. There can be no assurance that current economic conditions or worsening economic conditions or a prolonged or recurring recession will not have a significant adverse impact on our operating results. Additionally, there can be no assurance that an improvement in economic conditions will result in an immediate, if at all, positive improvement in our operating results.
      We may be affected by adverse weather conditions.
      Our collection and landfill operations could be adversely affected by long periods of inclement weather which interfere with collection and landfill operations, delay the development of landfill capacity and/or reduce the volume of waste generated by our customers. In addition, certain of our operations may be temporarily suspended as a result of particularly harsh weather conditions. Severe weather can negatively affect the costs of collection and disposal. Long periods of inclement weather could have an adverse effect on our results of operations.

      Loss of key executives and failure to attract qualified management could limit our growth and negatively impact our operations.
      We depend upon our senior management team. We have announced the search for a permanent Chairman and Chief Executive Officer. We do not know how long that search will take or what the impact of the search and the transition to new leadership will be. We also continue to depend on operations management personnel with waste industry experience. We do not know the availability of such experienced management personnel or how much it may cost to attract and retain such personnel. The loss of the services of any member of senior management or the inability to hire experienced operations management personnel could have a material adverse effect on our operations and financial condition.
      We are subject to costly environmental regulations and environmental litigation.
      Our equipment, facilities, and operations are subject to extensive and changing federal, state, and local environmental laws and regulations relating to environmental protection and occupational health and safety. These include, among other things, laws and regulations governing the use, treatment, storage, and disposal of solid and hazardous wastes and materials, air quality, water quality and the remediation of contamination associated with the release of hazardous substances.
      Our compliance with these regulatory requirements is costly. Government laws and regulations often require us to enhance or replace our equipment and to modify landfill operations or initiate final closure of a landfill. We cannot assure you that we will be able to implement price increases sufficient to offset the cost of complying with these laws and regulations. In addition, environmental regulatory changes could accelerate or increase expenditures for closure and post-closure monitoring at solid waste facilities and obligate us to spend sums in addition to those presently accrued for such purposes.
      In addition to the costs of complying with environmental regulations, we incur costs to defend against litigation brought by government agencies and private parties who allege we are in violation of our permits and applicable environmental laws and regulations. As a result, we may be required to pay fines, implement corrective measures, or may have our permits and licenses modified or revoked. We are, and also may be in the future, defendants in lawsuits brought by governmental agencies and surrounding landowners who assert claims alleging environmental damage, personal injury, property damage and/or violations of permits and licenses by us. A significant judgment against us, the loss of a significant permit or license or the imposition of a significant fine could have a material negative effect on our financial condition.
      Certain of our waste disposal operations traverse state and county boundaries. In the future, our collection, transfer and landfill operations may also be affected by proposed federal legislation that authorizes the states to enact legislation governing interstate shipments of waste. Such proposed federal legislation may allow individual states to prohibit the disposal of out-of-state waste or to limit the amount of out-of-state waste that could be imported for disposal and may require states, under some circumstances, to reduce the amount of waste exported to other states. If this or similar legislation is enacted in states in which we operate landfills that receive a significant portion of waste originating from out-of-state, our operations could be negatively affected. We believe that several states have proposed or have considered adopting legislation that would regulate the interstate transportation and disposal of waste in the states’ landfills. Our collection, transfer and landfill operations may also be affected by “flow control” legislation which may be proposed in the United States Congress. This proposed federal legislation may allow states and local governments to direct waste generated within their jurisdictions to a specific facility for disposal or processing. If this or similar legislation is enacted, state or local governments with jurisdiction over our landfills could act to limit or prohibit disposal or processing of waste in our landfills.

      We may have potential environmental liabilities that are greater than our insurance coverage.
      We may incur liabilities for the deterioration of the environment as a result of our operations. Any substantial liability for environmental damage could materially adversely affect our operating results and financial condition. Due to the limited nature of our insurance coverage for environmental liability, if we were to incur substantial financial liability for environmental damage, our business and financial condition could be materially adversely affected.
      We may have additional hazardous substances liability.
      We are a potentially responsible party at many sites under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or “CERCLA,” and analogous state laws. CERCLA provides for the remediation of contaminated facilities and imposes strict, joint and several liability on current owners and operators of a facility at which there has been a release or a threatened release of a “hazardous substance”, former site owners and operators at the time of disposal of the hazardous substance(s) and on persons who arrange for the disposal of such substances at the facility (i.e. generator of the waste and transporters who selected the disposal site). Hundreds of substances are defined as “hazardous” under CERCLA and their presence, even in minute amounts, can result in substantial liability. As used in this prospectus supplement, “non-hazardous waste” means substances that are not defined as hazardous waste under federal regulations. The statute provides for the remediation of contaminated facilities and imposes costs on the responsible parties. The expense of conducting such a cleanup can be significant. We have significant liabilities under these laws, primarily due to acquired businesses and properties and their former operations. Notwithstanding our efforts to comply with applicable regulations and to avoid transporting and receiving hazardous substances, we may have additional liability because such substances may be present in waste collected by us or disposed of in our landfills, or in waste collected, transported or disposed of in the past by acquired companies. In addition, actual costs for these liabilities could be significantly greater than amounts presently accrued for these purposes.
      There may be undisclosed liabilities associated with our acquisitions.
      In connection with any acquisition made by us, there may be liabilities that we fail to discover or are unable to discover including liabilities arising from non-compliance with environmental laws by prior owners and for which we, as successor owner, may be responsible. Similarly, we incur capitalized costs associated with acquisitions, which may never be consummated, resulting in a potential charge to earnings.
      We are subject to examination by various federal and state taxing authorities.
      We are currently under examination by various federal and state taxing authorities for certain tax years. Any material disagreement with a taxing authority could result in large cash expenditures and adversely affect our operating results and financial condition. A federal income tax audit for the calendar years 1998 through 2003 is ongoing. A federal income tax audit for BFI’s tax years ended September 30, 1996 through July 30, 1999 is completed with the exception of the following matter. During 2002, the IRS proposed the disallowance of a capital loss included in BFI’s July 30, 1999 tax return. If such disallowance is upheld, we estimate it could have a potential total cash impact of up to $310 million, plus accrued interest through December 31, 2004 of approximately $81.6 million ($49.0 million net of tax benefit). We also received a notification from the IRS proposing a penalty of 40% of the additional income tax resulting from the disallowance.
      We believe that the resolution of this matter will likely require litigation. This litigation could take several years before a court reaches a final resolution. An unfavorable resolution of this matter could require future potential cash expenditures that could have a material negative effect on our financial condition.

      Our goodwill may become impaired.
      We have a substantial amount of goodwill resulting from our acquisitions, including BFI and Laidlaw. At least annually, we evaluate this goodwill for impairment based on the fair value of each geographic operating segment. This estimated fair value could change if there were future changes in our capital structure, cost of debt, interest rates, capital expenditure levels, ability to perform at levels that were forecasted or a permanent change to the market capitalization of our company. These changes could result in an impairment that would require a material non-cash charge to our results of operations. As a result of our geographic realignment in the fourth quarter of 2004, our nine regions became our reporting units. Since impairment is measured at the reporting unit level, this increase from four to nine reporting units increases the possibility we may have to record an impairment in the future.
      Fluctuations in commodity prices could affect our operating results.
      As part of our recycling services, we process recyclable materials such as paper, cardboard, plastics, aluminum and other metals for sale to third parties, generally at current market prices. All of these materials are subject to significant price fluctuations, which are driven by general market conditions. These price fluctuations may affect our future operating income and cash flows. Also, fluctuations in fuel prices and other commodities used in our operations could have a material adverse effect on our financial results.
      We may be subject to work stoppages, which could increase our operating costs and disrupt our operations.
      As of December 31, 2004, approximately 29% of our workforce was represented by various local labor unions. If our unionized workers were to engage in a strike, work stoppage or other slowdown in the future, we could experience a significant disruption of our operations and an increase in our operating costs, which could have a material adverse effect on us. In addition, if a greater percentage of our work force becomes unionized, our business and financial results could be materially adversely affected.
      We may not realize any or all of the expected benefits from our significant investment in the development and implementation of our Excellence Driven Standards and Best Practices Program.
      We have invested in the identification, development and implementation of best practices programs intended to improve productivity, enhance the quality of our revenue collections and reduce costs. We cannot guarantee that all or any expected improvements will materialize or have a positive effect on operating results.
      The outcome of litigation and governmental proceedings could impact our liquidity.
      We are currently involved in litigation and governmental proceedings related to our business. The timing and outcome of the final resolution to these matters is uncertain. The possible resolution to these matters could include judgements against us or settlements that could require substantial payments that adversely affect our liquidity.
      We are required to make accounting estimates and judgments in the ordinary course of business.
      The accounting estimates and judgments we must make in the ordinary course of business affect the reported amounts of our assets and liabilities at the date of the financial statements and the reported amounts of our operating results during the periods presented as described under “Critical Accounting Judgments and Estimates” in our Annual Report on Form 10-K for the year ended December 31, 2004, incorporated herein by reference. Additionally, we are required to interpret the accounting rules in existence as of the date of the financial statements when the accounting rules are not specific to a particular event or transaction. If the underlying estimates are ultimately proved to be incorrect, or if auditors or regulators subsequently interpret our application of accounting rules differently, subsequent adjustments could have a material adverse effect on our operating results for the period or periods in which the change is identified. Additionally, subsequent adjustments could require us to restate our financial statements. Restating our financial statements could result in a material change in our stock price.

      The adoption of new accounting standards or interpretations could adversely impact our results of operations.
      Our implementation of new accounting rules and interpretations or compliance with changes in the existing accounting rules could adversely affect our balance sheet or results of operations, or cause unanticipated fluctuations in our results of operations in future periods.
Risks Related to the Offering
      Our common stock price may be volatile.
      Although our common stock has been traded on the New York Stock Exchange since December 30, 1998, we cannot assure you that there will be an active trading market or adequate liquidity for our common stock. The trading price of our common stock has been and may continue to be subject to wide fluctuations over short and long periods of time. Our common stock price may fluctuate in response to a number of events and factors, including:

•	the withdrawal of one or more of the contemplated offerings in the Refinancing Plan including our inability to refinance and replace our 2003 Credit Facility;

•	quarterly or cyclical variations in financial results;

•	future announcements concerning our business;

•	changes in financial estimates and recommendations by securities analysts;

•	actions of competitors;

•	operating and stock price performance of companies that investors deem comparable to us;

•	market and industry perceptions of our success, or lack thereof, in pursuing our growth strategy;

•	prevailing interest rates;

•	changes in government regulation;

•	changes and developments affecting the non-hazardous solid waste industry;

•	general market conditions; and

•	natural disasters, terrorist attacks or acts of war.
      Shares eligible for future sale may harm our common stock price.
      Sales of substantial numbers of additional shares of our common stock or any shares of our preferred stock, including sales of shares in connection with future acquisitions, or the perception that such sales could occur, may have a harmful effect on prevailing market prices for our common stock and our ability to raise additional capital in the financial markets at a time and price favorable to us. As of the date of this prospectus supplement, our restated certificate of incorporation, as amended, provides that we have authority to issue 525.0 million shares of common stock, of which approximately 317.5 million shares of common stock were outstanding, approximately 18.8 million shares of common stock were issuable upon exercise of currently outstanding stock options, approximately 41.6 million additional shares of common stock were reserved for issuance upon the conversion of our outstanding Series C senior mandatory convertible preferred stock and approximately 11.3 million additional shares of common stock were reserved for issuance upon the conversion of our 4.25% senior subordinated convertible debentures due 2034. Assuming we sell 2,000,000 shares of Series D senior mandatory convertible preferred stock (or 2,300,000 shares if the underwriters exercise in full their over-allotment option) concurrently with this offering, an additional  to                      shares of common stock (or an additional                     to                      shares of common stock if the underwriters exercise in full their over-allotment option) will be issuable upon conversion of the Series D senior mandatory convertible preferred stock based on the conversion rate in effect on the conversion date. See “Description of Our Capital Stock — Series D Senior

Mandatory Convertible Preferred Stock.” We, our directors, officers and certain of our existing stockholders have entered into the lock-up agreements described under the caption “Underwriting.” In addition, we have entered into registration rights agreements granting certain demand and piggyback registration rights to certain of our stockholders. These stockholders with registration rights have agreed not to exercise their demand registration rights until 90 days after the date of this prospectus supplement without the prior written consent of Citigroup Global Markets Inc. and UBS Securities LLC and have waived their piggyback registration rights with respect to this offering and our Series D senior mandatory convertible preferred stock offering that is part of the Refinancing Plan.
      Provisions in our charter documents and Delaware law could make it more difficult to acquire our company.
      Our restated certificate of incorporation, as amended, and bylaws contain provisions that may discourage, delay or prevent a third party from acquiring us, even if doing so would be beneficial to our stockholders. Our restated certificate of incorporation, as amended, and bylaws limit who may call special meetings of stockholders to the board of directors or a specifically authorized committee of the board and establish advance notice requirements for nominating candidates for election to our board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings. Our restated certificate of incorporation, as amended, and the bylaws provide that the bylaws may be altered, amended or repealed by the board of directors.
      Pursuant to our restated certificate of incorporation, as amended, the board of directors may by resolution establish one or more series of preferred stock, having such number of shares, designation, relative voting rights, dividend rates, liquidation or other rights, preferences and limitations as may be fixed by the board of directors without any further stockholder approval. Such rights, preferences, privileges and limitations as may be established could have the effect of impeding or discouraging the acquisition of control of Allied.
      In addition, Section 203 of the Delaware General Corporation Law may discourage, delay or prevent a change in control by prohibiting us from engaging in a business combination with an interested stockholder for a period of three years after the person becomes an interested stockholder. For more information, see “Description of Capital Stock — Delaware Business Combination Act.”
      We do not intend to pay cash dividends on our common stock in the foreseeable future.
      We do not anticipate paying cash dividends on our common stock in the foreseeable future. Any payment of cash dividends will depend upon our financial condition, capital requirements, earnings and other factors deemed relevant by our board of directors. Further, the terms of our 2003 Credit Facility currently prohibit us, and the terms of our replacement senior credit facility may prohibit or restrict us, from paying cash dividends on our common stock. The terms of our indentures also restrict us from paying cash dividends on our common stock. Furthermore, we will be permitted under the terms of our debt agreements to incur additional indebtedness that may severely restrict or prohibit the payment of dividends. We cannot assure you that the agreements governing our current and future indebtedness, including our replacement senior credit facility, will permit us to pay dividends on our common stock. In addition, under the terms of our Series C senior mandatory convertible preferred stock and our Series D senior mandatory convertible preferred stock sold as part of the Refinancing Plan, we are restricted from paying any cash dividends on our common stock if we are not current in our dividend payments with respect to such preferred stock.

      Our issuance of preferred stock could adversely affect holders of our common stock.
      After giving effect to the Series D preferred stock offering that is part of the Refinancing Plan, our board of directors is authorized to issue additional series of shares of preferred stock without any action on the part of our stockholders. Our board of directors also has the power, without stockholder approval, to set the terms of any such series of shares of preferred stock that may be issued, including voting rights, dividend rights, preferences over our common stock with respect to dividends or if we liquidate, dissolve or wind up our business and other terms. If we issue preferred stock in the future that has preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the rights of holders of our common stock or the market price of our common stock could be adversely affected.

USE OF PROCEEDS
      We intend to contribute the net proceeds of this offering, which are estimated to be approximately $95.1 million after deducting estimated underwriting discounts and commissions and offering expenses, along with a portion of the net proceeds of the Series D preferred stock offering, to Allied NA in order for Allied NA to redeem $125.0 million in aggregate principal amount of its 9 1/4% Senior Notes due 2012 at a redemption price of 109.25% of the principal amount redeemed, plus accrued and unpaid interest to the date of redemption. The net proceeds received from the exercise by the underwriters of their over-allotment option, if any, will be contributed to Allied NA in order for Allied NA to repay portions of the term loans under our 2003 Credit Facility. Pending final application of proceeds of this offering to redeem a portion of the 2012 senior notes, we will repay portions of the term loans under our 2003 Credit Facility. See “Capitalization.”
      The 9 1/4% Senior Notes due 2012 mature on September 1, 2012. As of December 31, 2004, the term loans under our 2003 Credit Facility bore interest at effective rates ranging from 5.85% to 6.07%. The amounts outstanding under the term loans under our 2003 Credit Facility mature on January 10, 2010. Affiliates of certain of the underwriters who are lenders under our 2003 Credit Facility will receive some of the funds used to repay the term loans in an amount proportional to their respective outstanding loans. See “Underwriting.”
      This offering is part of a larger refinancing plan. We cannot assure you, however, that any component of the Refinancing Plan will be consummated on the terms as contemplated in this prospectus supplement or at all. In the event we only consummate this offering and no other component of the Refinancing Plan, we intend to use the proceeds from this offering to repay portions of the term loans under our 2003 Credit Facility. We are currently prohibited from redeeming the 2012 senior notes with the proceeds of this offering under the terms of our 2003 Credit Facility. We currently expect that the terms of our replacement senior credit facility will permit the redemption of the 2012 senior notes with the proceeds of this offering. See “Prospectus Supplement Summary — Refinancing Plan.”

CAPITALIZATION
      Our consolidated cash and cash equivalents, current portion of long-term debt and capitalization data as of December 31, 2004 are derived from our consolidated financial statements. The “As adjusted for this offering, assuming no other component of the Refinancing Plan is consummated” data presented below give effect only to this offering and the application of the net proceeds therefrom, as if the offering and sale was consummated on December 31, 2004, and assumes that no other component of the Refinancing Plan is consummated. In such event, we intend to use the net proceeds from this offering to repay portions of the term loans under our 2003 Credit Facility. The data presented below the caption “Pro forma assuming the Refinancing Plan is fully executed” give effect to the transaction(s) set forth below such caption as if all components of the Refinancing Plan are consummated. The “This offering” data give effect to this offering and the application of the net proceeds therefrom, as if the offering and sale was consummated on December 31, 2004. The “This offering and the Series D preferred stock offering” data give effect to this offering and the offering of 2,000,000 shares of our Series D senior mandatory convertible preferred stock at a purchase price of $250.00 per share, and the application of the net proceeds from both offerings, as if each offering and sale was consummated on December 31, 2004. The “The Refinancing Plan” data give effect to the Refinancing Plan and the application of the net proceeds therefrom, as if each component of the Refinancing Plan was consummated on December 31, 2004. This data should be read in conjunction with our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement. See “Prospectus Supplement Summary — Refinancing Plan.”

	As of December 31, 2004

			Pro forma assuming the Refinancing
		As adjusted for	Plan is fully executed(1)
		this offering,
		assuming no		This offering
		other component		and the
		of the		Series D	The
		Refinancing Plan		preferred	Refinancing
	Actual	is consummated	This offering	stock offering	Plan

	(in millions, except share and per share data)
Cash and cash equivalents	$68.0	$68.0	$68.0	$68.0	$78.9

Long-term debt:
2003 Credit Facility:
Revolving credit facility(2)	$—	$—	$—	$—	$—
Tranche B term loan	1,162.9	1,091.8	1,162.9	1,060.0
Tranche C term loan	245.4	230.4	245.4	223.7
Tranche D term loan	147.2	138.2	147.2	134.2

Total bank debt	1,555.5	1,460.4	1,555.5	1,417.9	—
Replacement senior credit facility(3):
Revolving credit facility	—	—	—	—	—
Term loan	—	—	—	—	1,450.0
2006 senior notes, effective rate of 7.99%	600.0	600.0	600.0	571.2	—
2001 senior notes, weighted average effective rate of 8.94%	1,350.0	1,350.0	1,350.0	1,350.0	1,350.0
2012 senior notes, effective rate of 9.41%	376.9	376.9	289.9	251.9	251.9
2003 senior notes, weighted average effective rate of 6.65%	800.0	800.0	800.0	800.0	800.0
January 2004 senior notes, weighted average effective rate of 6.15%	825.0	825.0	825.0	825.0	825.0
April 2004 senior notes, weighted average effective rate of 7.15%	675.0	675.0	675.0	675.0	675.0
March 2005 senior notes	—	—	—	—	600.0
Senior subordinated convertible debentures, interest at 4.33%	230.0	230.0	230.0	230.0	230.0
BFI senior notes, net of discount	606.6	606.6	606.6	537.2	537.2
Receivables secured loan(4)	209.9	209.9	209.9	209.9	209.9

	As of December 31, 2004

			Pro forma assuming the Refinancing
		As adjusted for	Plan is fully executed(1)
		this offering,
		assuming no		This offering
		other component		and the
		of the		Series D	The
		Refinancing Plan		preferred	Refinancing
	Actual	is consummated	This offering	stock offering	Plan

	(in millions, except share and per share data)
Solid waste revenue bond obligations, principal payable through 2031	306.1	306.1	306.1	306.1	306.1
Senior subordinated notes, effective rate of 10.22%	195.4	195.4	195.4	—	—
Other long term debt	26.6	26.6	26.6	26.6	26.6
Current portion of long-term debt	327.8	327.8	327.8	258.4	272.9

Total long-term debt, net of current portion	$7,429.2	$7,334.1	$7,342.2	$6,942.4	$6,988.8

Stockholders’ equity:
Series C senior mandatory convertible preferred stock, $.10 par value, 6.9 million shares issued and outstanding, liquidation preference of $50.00 per share	$333.1	$333.1	$333.1	$333.1	$333.1
Series D senior mandatory convertible preferred stock, $.10 par value, no shares issued and outstanding actual and 2.0 million shares as adjusted, liquidation preference of $250.00 per share	—	—	—	484.2	484.2
Common stock, $.01 par value, 525.0 million shares authorized, 317.5 million shares issued and outstanding actual and 329.1 million shares as adjusted	3.2	3.3	3.3	3.3	3.3
Additional paid in capital	2,338.0	2,433.0	2,433.0	2,433.0	2,433.0
Accumulated other comprehensive loss	(69.4)	(69.4)	(69.4)	(69.4)	(69.4)
Retained deficit(5)	—	(0.2)	(5.1)	(16.0)	(42.0)

Total stockholders’ equity	$2,604.9	$2,699.8	$2,694.9	$3,168.2	$3,142.2

Total capitalization, net of current portion of debt	$10,034.1	$10,033.9	$10,037.1	$10,110.6	$10,131.0

(1)	These columns have been adjusted to give effect to the Refinancing Plan and the application of the net proceeds therefrom, including this offering, the offering of 2,000,000 shares of our Series D senior mandatory convertible preferred stock at a purchase price of $250.00 per share, the offering of $600.0 million in aggregate principal amount of Allied NA’s 2006 senior notes and the execution of our replacement senior credit facility, to redeem $125.0 million in aggregate principal amount of Allied NA’s 2012 senior notes at a redemption price of 109.25%, fund Allied NA’s tender offer for its remaining $195.0 million in aggregate principal amount of 10% Senior Subordinated Notes due 2009, repay $69.5 million in aggregate principal amount of BFI’s 7 7/8% Senior Notes due 2005, fund Allied NA’s tender offer for its $600.0 million in aggregate principal amount of 7 5/8% Senior Notes due 2006 and repay the 2003 credit facilities as if each component of the Refinancing Plan was consummated on December 31, 2004.

(2)	At December 31, 2004, we had no borrowings outstanding and $716.7 million letters of credit outstanding under our $1.5 billion revolving credit facility.

(3)	We currently expect that our replacement senior credit facility will be comprised of a $1.55 billion revolving credit facility, a $1.45 billion term loan facility and a $450.0 million institutional letter of credit facility. We expect that our institutional letter of credit facility will be used to support payment obligations in the ordinary course of business. Each letter of credit issued will expire no later than 12 months after the date of its issuance or no later than the fifth business day prior to the maturity of the institutional letter of credit facility. Drawings under any letter of credit shall be reimbursed within one business day.

(4)	The receivables secured loan is a 364-day liquidity facility. On October 1, 2004, we increased our receivables secured loan by $75 million and extended the maturity from March 2005 to May 2005, at which time, we intend to renew the liquidity facility. If we are unable to renew the receivables secured loan agreement, we would refinance any amounts outstanding with our revolving credit facility, which matures in 2008, or with other long-term borrowings. Although we intend to renew the receivables secured loan agreement in May 2005 and do not expect to repay the outstanding amounts thereunder within the next twelve months, such loan is classified as a current liability because it has a contractual maturity of less than one year.

(5)	In connection with this offering and the transactions contemplated in the Refinancing Plan, we expect to expense (net of a tax benefit) deferred debt issuance costs, discounts or premiums on the debt redeemed, premiums paid and costs related to the debt redemption and certain costs related to replacing our 2003 Credit Facility. Costs of issuing the equity securities will reduce gross proceeds and costs of the new senior notes will be deferred and will be amortized as a component of future interest expense.

PRICE RANGE OF COMMON STOCK
      Our common stock, $.01 par value, is traded on the New York Stock Exchange under the symbol “AW.” The high and low closing sales prices per share for the periods indicated were as follows:

	High	Low

Year Ended December 31, 2003:
First Quarter	$11.10	$7.75
Second Quarter	11.16	7.85
Third Quarter	12.55	10.12
Fourth Quarter	13.99	10.32
Year Ended December 31, 2004:
First Quarter	$14.36	$11.92
Second Quarter	13.82	11.94
Third Quarter	12.85	8.69
Fourth Quarter	9.34	8.00
Year Ended December 31, 2005:
First Quarter (through February 18, 2005)	$9.09	$8.29
      On February 18, 2005, the closing sale price of our common stock on the New York Stock Exchange was $8.62 per share. At the close of business on February 17, 2005, there were 564 holders of record of our common stock.
DIVIDEND POLICY
      We have not paid dividends on our common stock and do not anticipate paying any dividends in the foreseeable future. The terms of our 2003 Credit Facility currently prohibit us, and the terms of our replacement senior credit facility may prohibit or restrict us, from paying cash dividends on our capital stock. The terms of our indentures also restrict us from paying cash dividends on our capital stock. In addition, under the terms of our Series C senior mandatory convertible preferred stock and any Series D senior mandatory convertible preferred stock sold as part of the Refinancing Plan, we are restricted from paying any cash dividends on our common stock if we are not current in our dividend payments with respect to such preferred stock. We intend to pay dividends on our Series D senior mandatory convertible preferred stock. We are not prohibited or restricted under our debt agreements or the terms of our preferred stock and, with respect to our replacement senior credit facility, do not expect to be prohibited or restricted, from paying any dividends in the form of our common stock on our capital stock.

SELECTED FINANCIAL DATA
      The selected financial data presented below are derived from our consolidated financial statements. Our consolidated financial statements as of December 31, 2003 and December 31, 2004 and for each of the three years in the period ended December 31, 2004 have been audited by PricewaterhouseCoopers LLP, our independent registered public accounting firm, and are included in our Annual Report on Form 10-K for the year ended December 31, 2004, incorporated by reference in this prospectus supplement. The selected financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes thereto, included in our Annual Report on Form 10-K for the year ended December 31, 2004, incorporated by reference in this prospectus supplement.

	For the Years Ended December 31,

	2000	2001		2002	2003		2004

	(in millions, except ratios, percentages and per share data)
Statement of Operations Data(1):
Revenues	$5,360.0	$5,231.4		$5,190.8	$5,247.7		$5,362.0
Cost of operations	3,132.2	2,964.2		3,039.1	3,190.1		3,374.8
Selling, general and administrative expenses	409.4	434.7		462.7	476.9		541.5
Depreciation and amortization	433.8	448.8		478.5	546.0		559.3
Goodwill amortization(2)	223.2	226.7		—	—		—
Non-cash loss (gain) on divestiture of assets(3)	26.5	107.0		(9.3)	—		—

Operating income	1,134.9	1,050.0		1,219.8	1,034.7		886.4
Equity in earnings of unconsolidated affiliates	(50.8)	(14.1)		—	—		—
Interest expense and other(4)	892.1	866.1		854.0	832.9		758.9

Income (loss) before income taxes	293.6	198.0		365.8	201.8		127.5
Income tax expense (benefit)	202.9	162.4		165.6	88.7		72.2
Minority interest	6.0	3.7		1.9	1.9		(2.7)

Income from continuing operations	$84.7	$31.9		$198.3	$111.2		$58.0

Basic EPS:
Continuing operations(5)	$0.09	$(0.21)		$0.63	$(2.36)		$0.12

Weighted average common shares	188.8	189.6		190.2	203.8		315.0

Diluted EPS:
Continuing operations(5)	$0.08	$(0.21)		$0.62	$(2.36)		$0.11

Weighted average common and common equivalent shares	191.1	189.6		193.5	203.8		319.7

Pro forma amounts, assuming the change in accounting principle is applied retroactively(6):
Income from continuing operations	74.1	20.1		186.3
Basic income (loss) per share	0.03	(0.28)		0.57
Diluted income (loss) per share	0.03	(0.28)		0.56
Other Data:
Ratio of earnings to fixed charges(7)	1.3x	1.2	x	1.4x	1.2	x	1.3x
Ratio of earnings to fixed charges and preferred stock dividends(7)	1.0x	*		1.2x	*		1.0x

	For the Years Ended December 31,

	2000	2001	2002	2003	2004

	(in millions, except ratios, percentages and per share data)
Statement of Cash Flows Data(1):
Cash flows from operating activities	$692.2	$847.6	$976.6	$783.9	$650.0
Cash flows used for investing activities	(196.4)	(432.3)	(519.5)	(248.4)	(537.9)
Cash flows used for financing activities	(592.7)	(434.4)	(487.5)	(285.7)	(489.2)
Cash provided by discontinued operations	96.7	57.5	52.2	15.5	0.4
Balance Sheet Data(1):
Cash and cash equivalents	$119.2	$157.6	$179.4	$444.7	$68.0
Working capital (deficit)	(344.7)	(245.4)	(377.7)	(282.2)	(834.1)
Property and equipment, net	3,781.8	3,927.5	4,005.7	4,018.9	4,129.9
Goodwill, net	8,717.4	8,556.9	8,530.4	8,313.0	8,202.0
Total assets	14,513.6	14,347.1	13,928.9	13,860.9	13,493.9
Total debt	9,649.1	9,259.6	8,882.2	8,234.1	7,757.0
Series A Preferred stock(5)	1,096.0	1,169.0	1,246.9	—	—
Stockholders’ equity(5)	671.6	585.8	689.1	2,517.7	2,604.9
Total long-term debt to total capitalization including preferred stock	85%	84%	82%	77%	75%

(1)	During 2004 and 2003, we sold or held for sale certain operations that met the criteria for reporting discontinued operations. The selected financial data for all periods have been reclassified to exclude these operations as discontinued operations.

(2)	In accordance with Statement of Financial Accounting Standards 142, Goodwill and Other Intangible Assets (SFAS 142), amortization of goodwill ceased on January 1, 2002.

(3)	The non-cash loss (gain) on divestiture of assets relate to divestitures of certain operations that were not operating in a manner consistent with our business model. These divestitures are not included in discontinued operations.

(4)	Effective January 1, 2003, we adopted SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections (SFAS 145). Previously, extraordinary losses as a result of the write-off of deferred debt issuance costs and other costs incurred in connection with the early extinguishments of debt were properly classified as extraordinary. As a result of the adoption of SFAS 145, these expenses are now classified as interest expense and other. The pre-tax amounts reclassified were $16.8 million, $28.1 million and $21.9 million for the years ended December 31, 2002, 2001 and 2000, respectively. Cost incurred to early extinguish debt for the years ended December 31, 2004 and 2003 were $156.2 and $108.1, respectively.

(5)	During December 2003, all of the outstanding Series A senior convertible preferred stock was exchanged for 110.5 million shares of common stock. In connection with the exchange, we recorded a reduction to net income available to common stockholders of $496.6 million for the fair value of the incremental shares of common stock issued to the holders of the Series A senior convertible preferred stock over the amount the holders would have received under the original conversion provisions.

(6)	Pro forma amounts give effect to the change in our method of accounting for landfill retirement obligations upon adoption of SFAS No. 143, Accounting for Asset Retirement Obligations (SFAS 143) on January 1, 2003, as if the provisions of SFAS 143 had been applied retroactively.

(7)	For purposes of calculating the ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred stock dividends, earnings consist of income before taxes and fixed charges (exclusive of preferred stock dividends). For purposes of calculating both ratios, fixed charges include interest expense, capitalized interest and the interest component of rent expense.

*	Earnings were insufficient to cover fixed charges and preferred stock dividends by $292.9 million in 2001 and $879.0 million in 2003.

DESCRIPTION OF CAPITAL STOCK
      The description below summarizes the more important terms of our capital stock. We have previously filed with the Commission copies of our restated certificate of incorporation, as amended, and bylaws, as amended. See “Where You Can Find More Information.” You should refer to those documents for the complete terms of our capital stock.
Authorized Capital
      As of the date of this prospectus supplement, our restated certificate of incorporation, as amended, provides that we have authority to issue 525.0 million shares of common stock, $0.01 par value, of which approximately 317.5 million shares are issued and outstanding; and 10.0 million shares of preferred stock, $.10 par value, of which 6.9 million shares are issued and outstanding. After giving effect to the Series D preferred stock offering and this offering, there will be 329.1 million shares of common stock issued and outstanding and 8.9 million shares of preferred stock issued and outstanding.
Common Stock
      Voting Rights. Holders of common stock are entitled to one vote per share on each matter to be decided by the stockholders, subject to the rights of holders of any series of preferred stock that may be outstanding from time to time. This provision of our bylaws may only be modified by amendment adopted by the stockholders. There are no cumulative voting rights in the election of directors. Accordingly, the holders of a majority of common stock entitled to vote in any election of directors may elect all of the directors standing for election.
      Dividend Rights and Limitations. Holders of common stock will be entitled to receive ratably the dividends, if any, as the board of directors may declare from time to time out of funds legally available for this purpose. Dividends and other distributions on common stock are also subject to the rights of holders of any series of preferred stock that may be outstanding from time to time and to the restrictions in our senior credit facility and indentures. We do not currently pay dividends on our common stock and do not anticipate paying any dividends in the foreseeable future. The terms of our 2003 Credit Facility currently prohibit us, and the terms of our replacement senior credit facility may prohibit or restrict us from paying cash dividends on our common stock. The terms of our indentures also restrict us from paying cash dividends on our common stock. In addition, under the terms of our Series C senior mandatory convertible preferred stock and any Series D senior mandatory convertible preferred stock sold as part of the Refinancing Plan, we are restricted from paying any cash dividends on our common stock if we are not current in our dividend payments with respect to such preferred stock. We are not prohibited or restricted under our debt agreements or the terms of our preferred stock and, with respect to our replacement senior credit facility, do not expect to be prohibited or restricted, from paying any dividends in the form of our common stock on our common stock.
      Liquidation Rights. In the event of liquidation, dissolution or winding up of our affairs, after payment or provision for payment of all of our debts and obligations and any preferential distributions to holders of shares of preferred stock, if any, the holders of our common stock will be entitled to share ratably in our remaining assets available for distribution.
      Miscellaneous. All outstanding shares of our common stock are validly issued, fully paid and nonassessable. Our board of directors has the power to issue shares of authorized but unissued common stock without further shareholder action. The issuance of these unissued shares could have the effect of diluting the earnings per share and book value per share of currently outstanding shares of common stock. The holders of common stock have no preemptive, subscription, redemption or conversion rights.

Third Amended and Restated Shareholders Agreement and Second Amended and Restated Registration Rights Agreement
      On December 18, 2003, we completed the exchange of all of the Series A senior convertible preferred stock outstanding for 110.5 million shares of our common stock. Apollo Advisors II, L.P. and Blackstone Capital Partners II Merchant Bank Fund L.P., including affiliated or related persons (collectively, the “Apollo/ Blackstone Investors”), owned 79% of the Series A Preferred Stock.
      In connection with the exchange of the Series A senior convertible preferred stock, we entered into the Third Amended and Restated Shareholders Agreement, dated as of December 18, 2003 (the “Shareholders Agreement”), with the Apollo/ Blackstone Investors and (ii) certain other shareholders (together with the Apollo/ Blackstone Investors, the “Shareholders”). The Shareholders Agreement amended and restated the Shareholders Agreement that was entered into with the Shareholders at the time they acquired their shares of Series A senior convertible preferred stock and became effective at the time of the exchange of 110.5 million shares of common stock for the shares of Series A senior convertible preferred stock. Under this Shareholders Agreement we have agreed, until the earlier to occur of July 31, 2009 or the date upon which the Apollo/ Blackstone Investors own, collectively, less than 10% of the sum of the shares of common stock they acquired from TPG Partners, L.P., TPG Parallel, L.P. and Laidlaw Transportation, Inc. and the shares of our common stock issued in connection with the exchange of the Series A senior convertible preferred stock (collectively, the “Apollo/ Blackstone Shares”), to nominate and support the election to the Board of Directors of certain individuals (the “Shareholder Designees”) designated by the Apollo/ Blackstone Investors. For so long as the Apollo/ Blackstone Investors beneficially own: (i) 80% or more of the Apollo/ Blackstone Shares, they shall be entitled to designate five Shareholder Designees; (ii) 60% or more but less than 80% of the Apollo/ Blackstone Shares, they shall be entitled to designate four Shareholder Designees; (iii) 40% or more but less than 60% of the Apollo/ Blackstone Shares, they shall be entitled to designate three Shareholder Designees; (iv) 20% or more but less than 40% of the Apollo/ Blackstone Shares, they shall be entitled to designate two Shareholder Designees; and (v) 10% or more but less than 20% of the Apollo/ Blackstone Shares, they shall be entitled to designate one Shareholder Designee; provided, that if, at any time as a result of our issuance of voting securities, the Apollo/ Blackstone Investors beneficially own 9% or less of the total voting power of voting securities then outstanding, the Apollo/ Blackstone Investors shall only be entitled to designate at most three Shareholder Designees.
      In the Shareholders Agreement, the Shareholders agreed that until the earlier to occur of July 31, 2009 or the date upon which the Apollo/ Blackstone Investors own, collectively, voting securities of Allied which represent less than 10% of the total voting power of all of our voting securities on a fully diluted basis, the Shareholders will vote all voting securities beneficially owned by such persons to elect the individuals nominated to the board of directors in accordance with the provisions of the Shareholders Agreement, to vote all their shares as recommended by a majority of the entire board of directors in connection with mergers, business combinations and other similar extraordinary transactions, and otherwise to vote as they wish.
      At the time of the exchange, we entered into the second amended and restated registration rights agreement with the holders of the Series A senior convertible preferred stock, which provides that these holders may demand the registration of their shares of common stock received in the exchange transaction and to have these securities included in certain other registration statements that we file. These holders have agreed not to exercise their demand registration rights until 90 days after the date of this prospectus supplement without the prior written consent of Citigroup Global Markets Inc. and UBS Securities LLC, and have agreed not to exercise their piggyback registration rights with respect to this offering and the Series D senior mandatory convertible preferred stock offering.
Series C Senior Mandatory Convertible Preferred Stock
      As of the date of this prospectus supplement, there were 6,900,000 shares of our Series C senior mandatory convertible preferred stock outstanding. Our Series C senior mandatory convertible preferred stock has a liquidation preference of $50.00 per share, plus any accrued and unpaid dividends, which would have to be paid before any amounts could be paid to holders of our common stock in a dissolution or other liquidation of Allied. The Series C senior mandatory convertible preferred stock also has a quarterly cumulative cash dividend preference that we, at our option, may pay in cash, shares of our common stock, or any combination thereof in our sole discretion. Shares of our common stock used to pay dividends will be delivered to the transfer agent to be sold on the holders’ behalf, resulting in net cash proceeds to be distributed to the holders in an amount equal to the cash dividends otherwise payable.
      The Series C senior mandatory convertible preferred stock is convertible, at the option of the holder and at our option, subject to certain limitations, into shares of our common stock at any time after the issue date and prior to April 1, 2006 at a rate of 4.9358 shares of our common stock for each share of our Series C senior mandatory convertible preferred stock, in each case subject to customary anti-dilution adjustments. Unless previously converted at the option of the holder, each share of Series C senior mandatory convertible preferred stock will automatically convert on April 1, 2006 into not more than 6.0241 shares and not less than 4.9358 shares of our common stock, depending on the market price for our common stock at the time and subject to customary anti-dilution adjustments.
      The holders of the shares of Series C senior mandatory convertible preferred stock are not entitled to any voting rights except as required by applicable state law.
Series D Senior Mandatory Convertible Preferred Stock
      In connection with this offering, we are offering to the public 2,000,000 shares of our new Series D senior mandatory convertible preferred stock and to the extent the underwriters in that offering sell more than 2,000,000 shares, they have the option to purchase up to an additional 300,000 shares of our Series D senior mandatory convertible preferred stock from us.
      Our Series D senior mandatory convertible preferred stock has a liquidation preference of $250.00 per share, plus any accrued and unpaid dividends, which would have to be paid before any amounts could be paid to holders of our common stock in a dissolution or other liquidation of Allied. The Series D senior mandatory convertible preferred stock also has a quarterly cumulative cash dividend preference that we, at our option, may pay in cash, shares of our common stock, or any combination thereof in our sole discretion. Shares of our common stock used to pay dividends will be delivered to the transfer agent to be sold on the holders’ behalf, resulting in net cash proceeds to be distributed to the holders in an amount equal to the cash dividends otherwise payable.
      The Series D senior mandatory convertible preferred stock is convertible, at the option of the holder and at our option, subject to certain limitations, into shares of our common stock at any time after the issue date and prior to March 1, 2008 at a rate of                      shares of our common stock for each share of our Series D senior mandatory convertible preferred stock, in each case subject to customary anti-dilution adjustments. Unless previously converted at the option of the holder, each share of Series D senior mandatory convertible preferred stock will automatically convert on March 1, 2008 into not more than                      shares and not less than shares of our common stock, depending on the market price for our common stock at the time and subject to customary anti-dilution adjustments.
      The holders of the shares of Series D senior mandatory convertible preferred stock are not entitled to any voting rights except as required by applicable state law.
Delaware Business Combination Act
      Section 203 of the Delaware General Corporation Law generally imposes a three-year moratorium on business combinations between a Delaware corporation and an “interested stockholder” (in general, a stockholder owning 15% or more of a corporation’s outstanding voting stock) or an affiliate or associate thereof unless (1) prior to a stockholder becoming an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction resulting in a stockholder becoming an interested stockholder, (2) upon consummation of the transaction resulting in a stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock outstanding at the time the transaction commenced (excluding, from the calculation of outstanding shares, shares beneficially owned by directors who are also officers and certain employee stock plans), or (3) on or after a stockholder becomes an interested stockholder, the business combination is approved by (a) the board of directors and (b) holders of at least two-thirds of the outstanding shares (other than those shares beneficially owned by the interested stockholder) at a meeting of stockholders.
      The Delaware Business Combination Act applies to certain public companies incorporated in the State of Delaware unless the corporation expressly elects not to be governed by such legislation and sets forth such election in (1) the corporation’s original certificate of incorporation, (2) an amendment to the corporation’s bylaws as adopted by the corporation’s board of directors within 90 days of the effective date of such legislation, or (3) an amendment to the corporation’s certificate of incorporation or bylaws as approved by (in addition to any other vote required by law) a majority of the shares entitled to vote (however, such amendment would not be effective until twelve months after the date of its adoption and would not apply to any business combination between the corporation and any person who became an interested stockholder on or prior to such adoption of such amendment). We have not made such an election and therefore are subject to the Delaware Business Combination Act.
Restated Certificate of Incorporation, as Amended, and Bylaw Provisions
      Certain provisions of our restated certificate of incorporation, as amended, and bylaws, as amended, may be deemed to have an anti-takeover effect or may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in such stockholder’s best interest, including those attempts that might result in a premium over the market price for the shares held by a stockholder.
      Pursuant to the restated certificate of incorporation, as amended, the board of directors may by resolution establish one or more series of preferred stock, having such number of shares, designation, relative voting rights, dividend rates, liquidation or other rights, preferences and limitations as may be fixed by the board of directors without any further stockholder approval. Such rights, preferences, privileges and limitations as may be established could have the effect of impeding or discouraging the acquisition of control of Allied.
      The bylaws provide that stockholders’ nominations for the board of directors and proposals for other business to be transacted at stockholders’ meetings must be timely received by Allied and must comply with specified form, content and notice requirements. The bylaws also provide that special meetings of stockholders may be called only by the board or by a specifically authorized committee of the board. The restated certificate of incorporation, as amended, and the bylaws provide that the bylaws may be altered, amended or repealed by the board of directors.
Transfer Agent and Registrar
      The transfer agent and registrar for our common stock, our Series C senior mandatory convertible preferred stock and our Series D senior mandatory convertible preferred stock is American Stock Transfer & Trust Company.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
TO NON-UNITED STATES HOLDERS
      The following is a summary of certain United States federal income tax consequences relating to the purchase, ownership and disposition of our common stock by a non-U.S. holder as of the date hereof. This discussion does not address all aspects of United States federal income taxes that may be relevant to a non-U.S. holder of common stock. For example, in the case of a non-U.S. holder that is a partnership, the United States tax consequences of holding and disposing of our common stock may be affected by determinations made at the partner level. This discussion also does not address foreign, state and local tax consequences. Special rules may apply to certain non-U.S. holders, such as insurance companies, tax-exempt organizations, banks, financial institutions, dealers in securities, holders of securities held as part of a “straddle,” “hedge” or “conversion transaction,” “controlled foreign corporations,” “passive foreign investment companies,” “foreign personal holding companies” and corporations that accumulate earnings to avoid United States federal income tax, that are subject to special treatment under the Internal Revenue Code of 1986, as amended, or the Code. Such persons should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them. Furthermore, the discussion below is based upon the provisions of the Code, and regulations, rulings and judicial decisions thereunder as of the date hereof, and these authorities may be repealed, revoked or modified with retroactive effect so as to result in United States federal income tax consequences different from those discussed below.
      Persons considering the purchase, ownership or disposition of common stock should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.
      As used in this section, a “U.S. holder” of common stock means a holder that is (1) a citizen or resident of the United States, (2) a corporation or partnership created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia, unless in the case of a partnership, United States Treasury regulations provide otherwise, (3) an estate the income of which is subject to United States federal income taxation regardless of its source and (4) a trust (A) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons has the authority to control all substantial decisions of the trust or (B) that has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person. A “non-U.S. holder” is a holder that is not a U.S. holder.
      An individual may, in many cases, be deemed to be a resident alien, as opposed to a nonresident alien, by virtue of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. For these purposes, all the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year are counted. Resident aliens are subject to United States federal income tax as if they were United States citizens.
Dividends
      Dividends paid to a non-U.S. holder of common stock generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. To claim the benefit of a lower rate under an income tax treaty, a non-U.S. holder must properly file with the payor an IRS Form W-8BEN, or successor form, claiming an exemption from or reduction in withholding under the applicable tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States and, where a tax treaty applies, are attributable to a United States permanent establishment of the non-U.S. holder, are not subject to withholding tax, but instead are subject to United States federal income tax on a net income basis at applicable graduated individual or corporate rates. Certain certification and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder of common stock who wishes to claim the benefit of an applicable treaty rate (and avoid back-up withholding as discussed below) for dividends paid will be required to satisfy applicable certification and other requirements and may be required to obtain a United States taxpayer identification number.
      A non-U.S. holder of common stock eligible for a reduced rate of United States withholding tax may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service, or the IRS.
Gain on Disposition of Common Stock
      A non-U.S. holder generally will not be subject to United States federal income tax with respect to gain recognized on a sale or other disposition of common stock unless (1) the gain is effectively connected with a trade or business of the non-U.S. holder in the United States, and, where a tax treaty applies, is attributable to a United States permanent establishment of the non-U.S. holder, (2) in the case of a non-U.S. holder who is an individual and holds the common stock as a capital asset, such holder is present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met or (3) we are or have been a “U.S. real property holding corporation” within the meaning of Section 897 of the Code for United States federal income tax purposes within the shorter of the five-year period proceeding such disposition or such non-U.S. holder’s holding period.
      A non-U.S. holder described in clause (1) above will be subject to tax on the net gain derived from the sale under regular graduated United States federal income tax rates and, if it is a corporation, may be subject to the branch profits tax at a rate equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in clause (2) above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by United States source capital losses (even though the individual is not considered a resident of the United States).
      We believe we are not and do not anticipate becoming a “U.S. real property holding corporation” for United States federal income tax purposes.
Federal Estate Tax
      For an individual non-U.S. holder, common stock held at the time of the non-U.S. holder’s death will be included in the non-U.S. holder’s gross estate for United States federal estate tax purposes, and may be subject to United States federal estate tax, unless an applicable estate tax treaty provides otherwise.
Information Reporting and Backup Withholding
      We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.
      A non-U.S. holder may be subject to backup withholding unless applicable certification requirements are met.
      Payment of the proceeds of a sale of common stock within the United States is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person) or the holder otherwise establishes an exemption. In general, backup withholding and information reporting will not apply to the payment of the proceeds of a sale of common stock by or through a foreign office of a broker. However, payment of the proceeds of a sale of common stock conducted through certain United States related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. holder and specified conditions are met or an exemption is otherwise established.
      Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s United States federal income tax liability provided the required information is furnished to the IRS.

UNDERWRITING
      Citigroup Global Markets Inc. and UBS Securities LLC are acting as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the number of shares set forth opposite the underwriter’s name.

Underwriters	Number of Shares

Citigroup Global Markets Inc.
UBS Securities LLC
Banc of America Securities LLC

Total	11,600,928
      The underwriting agreement provides that the obligations of the underwriters to purchase the shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the shares (other than those covered by the over-allotment option described below) if they purchase any of the shares.
      The underwriters propose to offer some of the shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the shares to dealers at the public offering price less a concession not to exceed $          per share. The underwriters may allow, and dealers may reallow, a concession not to exceed $ per share on sales to other dealers. If all of the shares are not sold at the initial offering price, the representatives may change the public offering price and the other selling terms.
      We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 1,740,139 additional shares of common stock at the public offering price less the underwriting discount. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional shares approximately proportionate to that underwriter’s initial purchase commitment.
      Subject to certain exceptions, we have agreed that we will not sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any of our common stock or securities convertible into or exchangeable or exercisable for our common stock or warrants or other rights to purchase our common stock or any other securities of us that are substantially similar to our common stock, or file or cause to be declared effective a registration statement under the Securities Act relating to the offer and sale of any shares of our common stock or securities convertible into or exercisable or exchangeable for our common stock or other rights to purchase our common stock or any other securities of us that are substantially similar to our common stock for a period of 90 days after the date hereof.
      Subject to certain exceptions, our officers and directors, and certain affiliates of Apollo Advisors II, L.P. and Blackstone Management Associates II L.L.C. have agreed that, for a period of 90 days from the date of this prospectus supplement, we and they will not, without the prior written consent of Citigroup Global Markets Inc. and UBS Securities LLC (i) sell, offer to sell, contract or agree to sell, hypothecate or pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to any of our common stock or any securities convertible into or exercisable or exchangeable for our common stock, or warrants or other rights to purchase our common stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our common stock or any securities convertible into or exercisable or exchangeable for our common stock, or warrants or other rights to purchase our common stock, whether any such transaction is to be settled by delivery of our common stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). Citigroup Global Markets Inc. and UBS Securities LLC in their sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.
      Each underwriter has represented, warranted and agreed that:

•	it has not offered or sold and, prior to the expiry of a period of six months from the closing date, will not offer or sell any shares included in this offering to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

•	it has only communicated and caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of any shares included in this offering in circumstances in which section 21(1) of the FSMA does not apply to us;

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares included in this offering in, from or otherwise involving the United Kingdom; and

•	the offer in The Netherlands of the shares included in this offering is exclusively limited to persons who trade or invest in securities in the conduct of a profession or business (which include banks, stockbrokers, insurance companies, pension funds, other institutional investors and finance companies and treasury departments of large enterprises).
      The common stock is listed on the New York Stock Exchange under the symbol “AW.”
      The following table shows the underwriting discounts and commissions we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares:

	No Exercise	Full Exercise

Per Share	$	$
Total	$	$
      In connection with this offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress.

      The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Citigroup repurchases shares originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.
      Any of these activities may have the effect of preventing or retarding a decline in the market price of the common stock. They may also cause the price of the common stock to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the New York Stock Exchange or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
      We estimate that our portion of the total expenses of this offering payable by us, not including the underwriting discounts and commissions, will be approximately $400,000.
      The underwriters have performed investment banking and advisory services for us from time to time for which they have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business. Citigroup Global Markets Inc. is a joint lead arranger and joint bookrunner under our 2003 Credit Facility. An affiliate of Citigroup Global Markets Inc. is a lender and syndication agent under our 2003 Credit Facility and an affiliate of UBS Securities LLC is a lender and co-documentation agent under our 2003 Credit Facility. In connection with acting as arranger, lenders and agents under the 2003 Credit Facility, Citigroup Global Markets Inc. and UBS Securities LLC and their respective affiliates each receive customary fees. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.
      A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters. The representatives may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. The representatives will allocate shares to underwriters that may make Internet distributions on the same basis as other allocations. In addition, shares may be sold by the underwriters to securities dealers who resell shares to online brokerage account holders.
      We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

LEGAL MATTERS
      The validity of the common stock will be passed upon for us by Latham & Watkins LLP, New York, New York. Certain legal matters relating to the common stock will be passed upon for the underwriters by Cravath, Swaine & Moore LLP, New York, New York.
EXPERTS
      The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS
ALLIED WASTE INDUSTRIES, INC.
ALLIED WASTE NORTH AMERICA, INC.
AWNA TRUST
$2,000,000,000
Debt Securities, Preferred Stock, Common Stock,
Debt and Equity Warrants, Depositary Shares, Stock Purchase Contracts,
Stock Purchase Units and Trust Preferred Securities

        We may from time to time offer up to $2,000,000,000 in aggregate initial offering price of:

•	Debt Securities;
•	Shares of Preferred Stock;
•	Shares of Common Stock;
•	Debt and Equity Warrants;
•	Depositary Shares;
•	Stock Purchase Contracts;
•	Stock Purchase Units; and
•	Trust Preferred Securities.

      In connection with the debt securities, Allied Waste Industries, Inc. and all of its subsidiaries that guarantee our credit facility may, on a joint and several basis, offer full and unconditional guarantees of our obligations under the debt securities. Also, so long as any of our indebtedness other than our senior credit facility is secured, the debt securities may be equally and ratably secured with such other indebtedness and our senior credit facility by the stock and assets of some of our subsidiaries.

      Some of our stockholders may sell a number of shares of our common stock under this prospectus and any prospectus supplement. In the prospectus supplement relating to sales by selling stockholders, we will identify each selling stockholder and the number of shares of our common stock that each selling stockholder will be selling.

      Our common stock is traded on the New York Stock Exchange under the symbol “AW.” We will make applications to list any shares of common stock sold pursuant to a supplement to this prospectus on the NYSE. We have not determined whether we will list any other securities we may offer on any exchange or over-the-counter market. If we decide to seek listing of any securities, the supplement to this prospectus will disclose the exchange or market.

      When we offer securities, we will provide specific terms of such securities in supplements to this prospectus. The securities offered by this prospectus may be offered directly or to or through underwriters or dealers. If any underwriters are involved in the sale of any securities offered by this prospectus, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

       Investing in our securities involves risks. See “Risk Factors” beginning on page 2.

       Neither the U.S. Securities and Exchange Commission nor any other federal or state agency has approved or disapproved of these securities, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is May 10, 2004.

      We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this prospectus and the supplement to this prospectus is accurate as of the dates on their covers. When we deliver this prospectus or a supplement or make a sale pursuant to this prospectus or a supplement, we are not implying that the information is current as of the date of the delivery or sale.

      In this prospectus:

•	“Allied” or “we,” “us,” or “our” refers to Allied Waste Industries, Inc., the parent of Allied NA, and its direct and indirect subsidiaries on a consolidated basis, including Allied NA;

•	“Allied NA” refers to Allied Waste North America, Inc. and its direct and indirect subsidiaries; and

•	“AWNA Trust” refers to AWNA Trust, a subsidiary of Allied.

      AWNA Trust was formed solely for the purpose of issuing trust preferred securities and has no operating history or independent operations. AWNA Trust was created under the Delaware Statutory Trust Act and will be governed by a declaration of trust (as it may be amended and restated from time to time) among the trustees of AWNA Trust and Allied. The declaration will be qualified under the Trust Indenture Act of 1939, as amended.

      When AWNA Trust issues its trust preferred securities, you and the other holders of the trust preferred securities will own all of the issued and outstanding trust preferred securities of AWNA Trust. Allied will acquire all of the issued and outstanding trust common securities of AWNA Trust, representing an undivided beneficial interest in the assets of AWNA Trust of at least 3%.

iii

      AWNA Trust exists primarily for the purposes of:

•	issuing its trust preferred and trust common securities;

•	investing the proceeds from the sale of its securities in Allied NA’s debt securities; and

•	engaging in only such other activities as are necessary or incidental to issuing its securities and purchasing and holding Allied NA’s debt securities.

      The number of trustees of AWNA Trust will initially be three. One of the trustees will be an individual who is an officer or employee of Allied. The second trustee will be U.S. Bank National Association, which will serve as the property trustee under the declaration of trust for purposes of the Trust Indenture Act of 1939, as amended. The third trustee will be U.S. Bank Trust National Association, which has its principal place of business in the State of Delaware.

      U.S. Bank National Association, acting in its capacity as guarantee trustee, will hold for your benefit a trust preferred securities guarantee, which will be separately qualified under the Trust Indenture Act of 1939, as amended.

      Unless otherwise provided in the applicable prospectus supplement, because Allied will own all of the trust common securities of AWNA Trust, Allied will have the exclusive right to appoint, remove or replace trustees and to increase or decrease the number of trustees. In most cases, there will be at least three trustees. The terms of AWNA Trust will be described in the applicable prospectus supplement, but may dissolve earlier as provided in the applicable declaration of trust.

      The rights of the holders of the trust preferred securities of AWNA Trust, including economic rights, rights to information and voting rights and the duties and obligations of the trustees of AWNA Trust, will be contained in and governed by the declaration of AWNA Trust (as it may be amended and restated from time to time), the Delaware Statutory Trust Act and the Trust Indenture Act of 1939.

      The address of the principal office of AWNA Trust is c/o Allied Waste Industries, Inc., 15880 North Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona 85260 and the telephone number is (480) 627-2700.

ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the “Commission,” utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $2,000,000,000. In addition, some of our stockholders may sell shares of our common stock under our shelf registration statement. This prospectus provides you with a general description of the securities we or any selling stockholders may offer. Each time we or any selling stockholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the next heading “Where You Can Find More Information.”

      We have not included separate financial statements of AWNA Trust, a special purpose entity, in this prospectus. We do not consider that such financial statements are material to holders of the trust preferred securities because:

•	the trust has no operating history or independent operations; and

•	the trust is not engaged in, nor will it engage in, any activity other than issuing trust preferred and trust common securities, investing in and holding Allied NA’s debt securities and engaging in related activities.

      Furthermore, the combination of Allied NA’s obligations under the debt securities, the associated indentures, the declarations of trust and the guarantees provide a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities. In addition, we do not expect that AWNA Trust will file reports with the Commission under the Securities Exchange Act of 1934.

WHERE YOU CAN FIND MORE INFORMATION

      We have filed a registration statement and related exhibits with the Commission under the Securities Act. The registration statement contains additional information about us, the debt securities, the preferred stock, our common stock, the debt and equity warrants and the depositary shares. We also file annual, quarterly and special reports, proxy statements and other information with the Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder, which we refer to collectively as the “Exchange Act.” You may read and copy any document we file with the Commission at the Commission’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Our Commission filings are also available to the public at the Commission’s web site at http://www.sec. gov.

      The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to documents containing that information. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is completed or terminated.

      (a) Allied’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed on March 15, 2004 (excluding the audited consolidated financial statements of Allied Waste Industries, Inc. and those sections subsequently superceded by the information included in our Current Report on Form 8-K, filed May 10, 2004);

      (b) Allied’s Proxy Statement related to the annual meeting to be held on May 21, 2004, filed April 14, 2004;

      (c) Allied’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed May 6, 2004; and

      (d) Allied’s Current Report on Form 8-K, filed on May 10, 2004.

      You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Investor Relations

Allied Waste Industries, Inc.
15880 North Greenway-Hayden Loop, Suite 100
Scottsdale, Arizona 85260
(480) 627-2700

      You may also obtain copies of these filings, at no cost, by accessing our website at http://www.alliedwaste.com;however, the information found on our website is not considered part of this prospectus.

      You should rely only on the information provided in this prospectus and any supplement or incorporated by reference. We have not authorized anyone else to provide you with different information.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus, including the documents that we incorporate by reference, contains both historical and forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are not historical facts, but only predictions and generally can be identified by use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee” or other words or phrases of similar import. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. These forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Factors that could materially affect these forward-looking statements can be found in our periodic reports filed with the Commission. Potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements, including the factors described under the heading “Risk Factors” and are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this prospectus are made only as of the date of this prospectus and we undertake no obligation to publicly update these forward-looking statements to reflect new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events might or might not occur. We cannot assure you that projected results or events will be achieved.

v

THE COMPANY

Overview

      We are the second largest, non-hazardous solid waste management company in the United States. We provide collection, transfer, recycling and disposal services for approximately 10 million residential, commercial and industrial customers. We operate as a vertically integrated company which entails picking up waste from businesses and residences and disposing of that waste in our own landfills to the extent that it is economically beneficial. This allows us greater stability in and control over the waste flow into our landfills and, therefore, greater control over the cash flow stability in our business. As of March 31, 2004, we served our customers through a network of 312 collection companies, 164 transfer stations, 166 active landfills and 57 recycling facilities in 37 states.

Business Strategy

      Our business strategy is aimed at maximizing operating cash flows to reinvest in our business and to continue to pay down debt. The major components of this strategy include:

•	operating vertically integrated non-hazardous solid waste service businesses with a high rate of waste internalization, defined as transferring to and disposing of waste we collect at our own landfills;

•	managing these businesses locally with a strong operations focus on customer service;

•	maintaining or improving our market position through internal development and incremental acquisitions; and

•	maintaining the financial capacity, management capabilities and effective administrative systems and controls to support on-going operations and future growth.

Industry Trends

      Based on industry data, we estimate that the non-hazardous solid waste industry in the United States generates approximately $42 billion of annual revenue from publicly traded companies, municipalities and privately held companies. Publicly traded companies generate approximately 49% of the revenues, while municipalities and private companies generate the remaining revenues. Presently, the three largest publicly traded companies in the waste management industry in the United States generate over 90% of the public company revenues.

Recent Developments

      On April 20, 2004, we completed an offer to purchase, (the “Tender Offer”) for cash $1,003,768,000 aggregate principal amount of the outstanding 10% Senior Subordinated Notes due 2009 of Allied NA, or “senior subordinated notes,” all of which were accepted for purchase by Allied NA for $1,077,529,418.

      The purchase price for the senior subordinated notes tendered in the Tender Offer was funded through:

•	the completed offering by Allied of $230 million in aggregate principal amount of its 41/4% senior subordinated convertible debentures due 2034;

•	the completed offerings by Allied NA of $275 million in aggregate principal amount of its 6 3/8% senior notes due 2011 and $400 million in aggregate principal amount of its 7 3/8% senior unsecured notes due 2014; and

•	the proceeds from Allied NA’s recently funded $150 million term loan facility in connection with an amendment to our senior credit facility executed on March 30, 2004.

RISK FACTORS

      You should carefully consider the following risks and all of the information set forth in this prospectus and any accompanying prospectus supplement before investing in our securities.

Our significant leverage may make it difficult for us to service our debt and operate our business.

      We have had and will continue to have a substantial amount of outstanding indebtedness with significant debt service requirements. At March 31, 2004, our consolidated debt was approximately $7.9 billion and our debt to total capitalization was 76%. Of the total amount of indebtedness incurred by us, approximately $1.4 billion was senior subordinated debt at March 31, 2004, and earnings were sufficient to cover fixed charges for the three months ended March 31, 2004 by $6 million. Earnings were sufficient to cover fixed charges for the year ended December 31, 2003 by $186 million.

      The degree to which we are leveraged could have important consequences. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to our debt;

•	require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, which would reduce the availability of our cash flow to fund internal growth through working capital and capital expenditures and for other general corporate purposes;

•	increase our vulnerability to economic downturns in our industry;

•	increase our vulnerability to interest rate increases to the extent any of our variable rate debt is not hedged;

•	place us at a competitive disadvantage compared to our competitors that have less debt in relation to cash flow;

•	limit our flexibility in planning for or reacting to changes in our business and our industry;

•	limit, among other things, our ability to borrow additional funds or obtain other financing capacity; and

•	subject us to a greater risk of noncompliance with financial and other restrictive covenants in our indebtedness. The failure to comply with these covenants could result in an event of default which, if not cured or waived, could have a material negative effect on us.

      We and our subsidiaries may be able to incur substantial additional indebtedness in the future. As of March 31, 2004, our debt agreements permit us to incur substantial additional indebtedness under various financial ratio tests. As of March 31, 2004, we had no cash draws outstanding under our $1.5 billion revolving credit facility. As of such date, we had $603.8 million in letters of credit drawn on the revolving credit facility that support financial assurance purposes, leaving $896.2 million of availability.

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

      Our ability to make payments on our indebtedness will depend on our ability to generate cash flow in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. Based on our current level of operations, we believe our cash flow from operations, available cash and available borrowings under our senior credit facility will be adequate to meet our liquidity needs for the foreseeable future.

      We cannot assure you that our business will generate sufficient cash flow from operations, or that future borrowings will be available to us under our senior credit facility in an amount sufficient to enable us to pay our indebtedness or to fund other liquidity needs.

We may be unable to refinance our indebtedness.

      We may need to refinance all or a portion of our indebtedness on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our senior credit facility, on commercially reasonable terms or at all. We may also need to refinance our senior notes, our senior subordinated notes and/or other indebtedness to pay the principal amounts due at maturity. There can be no assurance that we will be able to obtain sufficient funds to enable us to repay or refinance our debt obligations on commercially reasonable terms or at all.

Covenants in our senior credit facility, our indentures and the instruments governing our other indebtedness may limit our ability to operate our business.

      Our senior credit facility, our indentures and certain of the agreements governing our other indebtedness contain covenants that restrict our ability to make distributions or other payments to our investors and creditors unless we satisfy certain financial tests or other criteria. We must also comply with certain specified financial ratios and tests. In some cases, our subsidiaries are subject to similar restrictions which may restrict their ability to make distributions to us. Our senior credit facility, our indentures and these other agreements contain additional affirmative and negative covenants, including limitations on our ability to incur additional indebtedness and to make acquisitions and capital expenditures. For example, the indentures governing our outstanding notes will restrict, among other things, our ability to incur additional debt, sell assets, create liens or other encumbrances, make certain payments and dividends and merge or consolidate. All of these restrictions could affect our ability to operate our business and may limit our ability to take advantage of potential business opportunities as they arise.

      If we do not comply with these covenants and restrictions, we could be in default under those agreements, and the debt incurred under those agreements, together with accrued interest, could then be declared immediately due and payable. If we default under our senior credit facility, the lenders could cause all of our outstanding debt obligations under our senior credit facility to become due and payable, require us to apply all of our cash to repay the indebtedness under such senior credit facility or prevent us from making debt service payments on our other indebtedness. If we are unable to repay any borrowings when due, the lenders under our senior credit facility could proceed against their collateral, which includes most of the assets we own. In addition, any default under our senior credit facility or agreements governing our other indebtedness could lead to an acceleration of debt under other debt instruments that contain cross acceleration or cross-default provisions. If the indebtedness under our senior credit facility and our other debt instruments is accelerated, we may not have sufficient assets to repay amounts due under our senior credit facility or indebtedness under our other debt instruments. Our ability to comply with these provisions of our senior credit facility, our indentures and other agreements governing our other indebtedness may be affected by changes in the economic or business conditions or other events beyond our control.

We compete with large companies and municipalities that may have greater financial and operational resources. We also compete with the use of alternatives to landfill disposal in part because of state requirements to reduce landfill disposal and we cannot assure you that we will continue to operate our landfills at currently estimated volumes.

      The non-hazardous waste collection and disposal industry is highly competitive. We compete with large companies and municipalities which may have greater financial and operational resources. The non-hazardous waste collection and disposal industry is led by three large national waste management companies: Allied, Waste Management, Inc., and Republic Services, Inc. It also includes numerous regional and local companies. Many counties and municipalities that operate their own waste collection and disposal facilities have the benefits of tax-exempt financing and may control the disposal of waste collected within their jurisdictions.

      We encounter competition due to the use of alternatives to landfill disposal, such as recycling and incineration, because of state requirements to reduce landfill disposal. We cannot ensure that our landfills will continue to operate at currently estimated volumes. Further, most of the states or municipalities in which we operate landfills require counties and municipalities to formulate comprehensive plans to reduce the volume of solid waste deposited in landfills through waste planning, composting and recycling or other programs. Some state and local governments mandate waste reduction at the source and prohibit the disposal of certain types of wastes, such as yard wastes, at landfills. These actions may reduce the volume of waste going to landfills in certain areas. If this occurs, there can be no assurances that we will be able to operate our landfills at their current estimated volumes or charge current prices for landfill disposal services due to the decrease in demand for services.

If we are unable to execute our business strategy, our waste disposal expenses could increase significantly.

      Over the long term, our ability to continue to sustain our current vertical integration strategy will depend on our ability to maintain appropriate landfill capacity, collection operations and transfer stations. We cannot assure you that we will be able to replace such assets either timely or cost effectively or integrate acquisition candidates effectively or profitably. Further, we cannot assure you that we will be successful in expanding the permitted capacity of our current landfills once our landfill capacity is full. In such event, we may have to dispose of collected waste at landfills operated by our competitors or haul the waste long distances at a higher cost to another of our landfills, either of which could significantly increase our waste disposal expenses.

We may be unable to obtain required permits or to expand existing permitted capacity.

      There can be no assurance that we will successfully obtain the permits we require to operate our business because permits to operate non-hazardous solid waste landfills and to expand the permitted capacity of existing landfills have become increasingly difficult and expensive to obtain. Permits often take years to obtain as a result of numerous hearings and compliance with zoning, environmental and other regulatory measures. These permits are also often subject to resistance from citizen or other groups and other political pressures. Our failure to obtain the required permits to operate non-hazardous solid waste landfills could have a material negative effect on our future results of operations.

The solid waste industry is a capital-intensive industry that may consume cash from our operations and borrowings.

      Our ability to remain competitive, grow and expand operations largely depends on our cash flow from operations and access to capital. We spent approximately $567 million in combination for our capital expenditures and landfill capping, closure and post-closure and remediation expenditures during 2003, and we expect to spend approximately $680 million for these purposes in 2004. If we undertake more acquisitions or further expand our operations, the amount we expend on capital, capping, closure and post-closure and remediation expenditures will increase. Acquisitions may increase our capital requirements because acquisitions may require sizable amounts of capital and competition with other solid waste companies that have a similar acquisition strategy may increase costs. Increases in expenditures will result in low levels of working capital or require us to finance working capital deficits. We intend to continue to fund our cash needs through cash flow from operations and borrowings under our senior credit facility, if necessary. However, we may require additional equity and/or debt financing for debt repayment obligations, to fund our operations and/or to grow our business.

      Our cash needs will increase if the expenditures for closure and post-closure monitoring increase above the reserves recorded for these costs. Expenditures for these costs may increase as a result of any federal, state or local government regulatory action, including changes in closing or monitoring activities, types and quantities of materials used or the period of required post-closure monitoring. These factors, together with those discussed above, could substantially increase our operating costs and therefore impair our ability to invest in our existing facilities or new facilities.

We may not be able to obtain necessary financial assurances.

      We are required to provide financial assurances to governmental agencies under applicable environmental regulations relating to our landfill operations and collection contracts. In addition, we are required to provide financial assurances for our self insurance program. We satisfy the financial assurances requirements by providing performance bonds, letters of credit, insurance policies or trust deposits. As of March 31, 2004, we have not experienced difficulty in obtaining the financial assurances that we need and we do not have any indications that we will not have continued availability of these types of instruments. However, we cannot make any assurances that the level of financial assurance that we are required to provide will be available in the future.

Changes in interest rates may affect our results of operations.

      At March 31, 2004, approximately 92% of our debt was fixed, 75% directly and 17% through interest rate swap agreements. The amount of our swap contract portfolio was $1.8 billion at March 31, 2004. The floating-to-fixed interest rate swap agreements totaling notional amounts of $1.2 billion and $250 million mature in 2004 and 2005, respectively. In the event we choose not to enter into additional floating-to-fixed swaps, a larger portion of our debt will be subject to changes in interest rates. For certain interest rate swap agreements, we record non-cash mark to market gains and losses based on changes in future yield curves to the statement of operations. Changes in the yield curves could result in additional non-cash losses being recorded in the statement of operations.

U.S. economic conditions may have an adverse impact on our operating performance and results of operations.

      Our business is affected by general economic conditions. Weakness in the U.S. economy has had a negative effect on our operating results, including decreases in revenues and operating cash flows. Additionally, as is expected in a down-cycle economic environment, we have experienced the negative effects of increased competitive pricing pressure and customer turnover. If economic conditions continue to deteriorate or fail to recover, we will continue to experience pressure on the pricing that we are able to achieve for our services. In addition, worsening economic conditions may lead to further negative effects of customer turnover. There can be no assurance that current economic conditions or worsening economic conditions or a prolonged or recurring recession will not have a significant adverse impact on our operating results. Additionally, there can be no assurance that an improvement in economic conditions will result in an immediate, if any, improvement in our operating results.

We may be affected by adverse weather conditions.

      Our collection and landfill operations could be adversely affected by long periods of inclement weather which interfere with collection and landfill operations, delay the development of landfill capacity and/or reduce the volume of waste generated by our customers. In addition, certain of our operations may be temporarily suspended as a result of particularly harsh weather conditions. Severe weather can negatively affect the costs of collection and disposal. Long periods of inclement weather could have an adverse effect on our results of operations.

Loss of key executives and failure to attract qualified management could limit our growth and negatively impact our operations.

      We depend highly upon our senior management team. We will continue to depend on operations management personnel with waste industry experience. The loss of the services of any member of senior management or the inability to hire experienced operations management personnel could have a material adverse effect on our operations and financial condition.

We are subject to costly environmental regulations and environmental litigation.

      Our equipment, facilities and operations are subject to extensive and changing federal, state and local environmental laws and regulations relating to environmental protection and occupational health and safety. These include, among other things, laws and regulations governing the use, treatment, storage and disposal of solid and hazardous wastes and materials, air quality, water quality and the remediation of contamination associated with the release of hazardous substances.

      Our compliance with these regulatory requirements is costly. Government laws and regulations often require us to enhance or replace our equipment and to modify landfill operations or initiate final closure of a landfill. We cannot assure you that we will be able to implement price increases sufficient to offset the cost of complying with these laws and regulations. In addition, environmental regulatory changes could accelerate or increase expenditures for closure and post-closure monitoring at solid waste facilities and obligate us to spend sums in addition to those presently accrued for such purposes.

      In addition to the costs of complying with environmental regulations, we incur costs to defend against litigation brought by government agencies and private parties who allege we are in violation of our permits. As a result, we may be required to pay fines or our permits and licenses may be modified or revoked. We are, and also may be in the future, defendants in lawsuits brought by governmental agencies and surrounding landowners who assert claims alleging environmental damage, personal injury, property damage and/or violations of permits and licenses by us. A significant judgment against us, the loss of a significant permit or license or the imposition of a significant fine could have a material negative effect on our financial condition.

      Certain of our waste disposal operations traverse state and county boundaries. In the future, our collection, transfer and landfill operations may also be affected by proposed federal legislation that authorizes the states to enact legislation governing interstate shipments of waste. Such proposed federal legislation may allow individual states to prohibit or limit importing out-of-state waste to be disposed of and may require states, under some circumstances, to reduce the amount of waste exported to other states. If this or similar legislation is enacted in states in which we operate landfills that receive a significant portion of waste originating from out-of-state, our operations could be negatively affected. We believe that several states have proposed or have considered adopting legislation that would regulate the interstate transportation and disposal of waste in the states’ landfills. Our collection, transfer and landfill operations may also be affected by “flow control” legislation which may be proposed in the United States Congress. This proposed federal legislation may allow states and local governments to direct waste generated within their jurisdiction to a specific facility for disposal or processing. If this or similar legislation is enacted, state or local governments with jurisdiction over our landfills could act to limit or prohibit disposal or processing of waste in our landfills.

We may have potential environmental liabilities that are greater than our insurance coverage.

      We may incur liabilities for the deterioration of the environment as a result of our operations. Any substantial liability for environmental damage could materially adversely affect our operating results and financial condition. Due to the limited nature of our insurance coverage of environmental liability, if we were to incur substantial financial liability for environmental damage, our business and financial condition could be materially adversely affected.

We may have additional hazardous substances liability.

      We are a potentially responsible party at many sites under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or “CERCLA,” and analogous state laws. CERCLA provides for the remediation of contaminated facilities and imposes strict, joint and several liability on current and former owners or operators of a facility at which there has been a release or a threatened release of a “hazardous substance” on persons who arrange for the disposal of such substances at the facility and on persons who transport such substances to the facility. Hundreds of substances are defined as “hazardous substances” under CERCLA and their presence, even in minute amounts, can result in substantial liability. As used in this prospectus, “non-hazardous waste” means substances that are not defined as hazardous waste under federal regulations. CERCLA provides for the remediation of contaminated facilities and imposes costs on the responsible parties. The expense of conducting such a cleanup can be significant. We have significant liabilities under these laws, primarily due to acquired businesses and properties and their former operations. Notwithstanding our efforts to comply with applicable regulations and to avoid transporting and receiving hazardous substances, we may have additional liability because such substances may be present in waste collected by us or disposed of in our landfills, or in waste collected, transported or disposed of in the past by acquired companies. In addition, actual costs for these liabilities could be significantly greater than amounts presently accrued for these purposes.

There may be undisclosed liabilities associated with our acquisitions.

      In connection with any acquisition made by us, there may be liabilities that we fail to discover or are unable to discover including liabilities arising from non-compliance with environmental laws by prior owners and for which we, as successor owner, may be responsible. Similarly, we incur capitalized costs associated with acquisitions, which may never be consummated, resulting in a potential charge to earnings.

We are subject to examination by various federal and state taxing authorities.

      We are currently under examination by various federal and state taxing authorities for certain tax years. Any material disagreement with taxing authorities could result in large cash expenditures and adversely affect our operating results and financial condition. A federal income tax audit for the calendar years 1998 through 2002 is ongoing. A federal income tax audit for BFI’s tax years ended September 30, 1996 through July 30, 1999 is completed with the exception of the following matter. During 2002, the IRS proposed the disallowance of a capital loss included in BFI’s July 30, 1999 tax return. If such disallowance is upheld, we estimate it could have a potential total cash impact of up to $310 million plus accrued interest through March 31, 2004 of approximately $54 million ($32 million net of tax benefit). We also received a notification from the IRS proposing a penalty of 40% of the additional income tax resulting from the disallowance.

      We believe that the resolution of this matter may entail efforts over several years. An unfavorable result of this matter could require future potential cash expenditures that could have a material negative effect on our financial condition.

Fluctuations in commodity prices could affect our operating results.

      As part of our recycling services, we process recyclable materials such as paper, cardboard, plastics, aluminum and other metals for sale to third parties, generally at current market prices. All of these materials are subject to significant price fluctuations, which are driven by general market conditions. These price fluctuations may affect our future operating income and cash flows.

We may be subject to work stoppages, which could increase our operating costs and disrupt our operations.

      As of December 31, 2003, approximately 25% of our workforce was represented by various local labor unions. If our unionized workers were to engage in a strike, work stoppage or other slowdown in the future, we could experience a significant disruption of our operations and an increase in our operating costs, which could have a material adverse effect on us. In addition, if a greater percentage of our work force becomes unionized, our business and financial results could be materially adversely affected.

We are required to make accounting estimates and judgments in the ordinary course of business.

      The accounting estimates and judgments we must make in the ordinary course of business affect the reported amounts of our assets and liabilities at the date of the financial statements and the reported amounts of our operating results during the periods presented as described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Judgments and Estimates” in our Current Report on Form 8-K, filed with the SEC on May 10, 2004, which is incorporated by reference in this prospectus. Additionally, we are required to interpret the accounting rules in existence as of the date of the financial statements when the accounting rules are not specific to a particular event or transaction. If the underlying estimates are ultimately proven to be incorrect, or if auditors or regulators subsequently interpret our application of accounting rules differently, subsequent adjustments could have a material adverse effect on our operating results for the period or periods in which the change is identified. Additionally, subsequent adjustments could require us to restate our financial statements. Restating our financial statements could result in a material change in the price of our securities.

The adoption of new accounting standards or interpretations could adversely impact our results of operations.

      Our implementation of new accounting rules and interpretations or compliance with changes in the existing accounting rules could adversely affect our balance sheet or results of operations, or cause unanticipated fluctuations in our results of operations in future periods.

USE OF PROCEEDS

      Unless we indicate otherwise in the applicable prospectus supplement, we anticipate that any net proceeds will be used for general corporate purposes, including repaying or refinancing of existing indebtedness, and for working capital, capital expenditures and other acquisitions. The factors which we will consider in any refinancing will include the amount and characteristics of any debt securities issued and may include, among others, the impact of such refinancing on our interest coverage, debt-to-capital ratio, liquidity and earnings per share. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities.

      AWNA Trust will use all proceeds from the sale of trust preferred securities and trust common securities to purchase Allied NA’s debt securities.

ACCOUNTING TREATMENT RELATING TO TRUST PREFERRED SECURITIES

      The financial statements of AWNA Trust will be consolidated with our financial statements. Our financial statements will include a footnote that discloses, among other things, that the assets of the trust consist of our debt securities and will specify the designation, principal amount, interest rate and maturity date of the debt securities.

RATIO OF EARNINGS TO FIXED CHARGES

      Our ratio of earnings to fixed charges for the periods indicated are as follows:

										For the Three
										Months
										Ended
	For the Year Ended December 31,									March 31,

	1999	2000		2001		2002		2003		2003		2004

Ratio of earnings to fixed charges(1)	*	1.3	x	1.2	x	1.4	x	1.2	x	1.2	x	1.0x
Ratio of earnings to fixed charges and preferred stock dividends(1)(2)	**	1.0	x		**	1.2	x		**	1.0	x		**

(1)	For purposes of calculating the ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred stock dividends, earnings consist of income from continuing operations before taxes and fixed charges for continuing operations (exclusive of preferred stock dividends). For purposes of calculating both ratios, fixed charges include interest expense, capitalized interest and the interest component of rent expense.

(2)	In December 2003, all of our Series A Senior Convertible Preferred Stock was exchanged for 110.5 million shares of common stock.

*	Earnings were insufficient to cover fixed charges by $290.0 million in 1999.

**	Earnings were insufficient to cover fixed charges and preferred stock dividends by $315.6 million in 1999, $292.9 million in 2001, $879.0 million in 2003 and $3.8 million for the three months ended March 31, 2004.

DESCRIPTION OF DEBT SECURITIES

      The debt securities will be direct obligations of ours, which may be secured or unsecured, and which may be senior, senior subordinated or subordinated indebtedness. The debt securities may be fully and unconditionally guaranteed on a secured or unsecured, senior or subordinated basis, jointly and severally by Allied and the Subsidiary Guarantors. The debt securities will be issued under one or more indentures or indenture supplements between us and a trustee. Any indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. The statements made in this prospectus relating to any indentures and the debt securities to be issued under the indentures or supplemental indentures are summaries of certain anticipated provisions of the indentures or supplemental indentures and are not complete. We will file a copy of the indentures or supplemental indentures with the Commission at or before the time of the offering of the applicable series of debt securities . You should refer to those indentures or supplemental indentures for the complete terms of the debt securities.

General

      We may issue debt securities that rank “senior,” “senior subordinated” or “subordinated.” The debt securities that we refer to as “senior securities” will be direct obligations of ours and will rank equally and ratably in right of payment with other indebtedness of ours that is not subordinated. We may issue debt securities that will be subordinated in right of payment to the prior payment in full of senior indebtedness, as defined in the applicable prospectus supplement, and may rank equally and ratably with the senior subordinated notes and any other senior subordinated indebtedness. We refer to these as “senior subordinated securities.” We may also issue debt securities that may be subordinated in right of payment to the senior subordinated securities. These would be “subordinated securities.” We have filed with the registration statement of which this prospectus is part two separate forms of indenture, one for the senior securities and one for the senior subordinated and subordinated securities.

      We may issue the debt securities without limit as to aggregate principal amount, in one or more series, in each case as we establish in one or more supplemental indentures. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of such series, for issuances of additional securities of that series.

      We anticipate that any indenture will provide that we may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of debt securities. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to that series.

      The applicable prospectus supplement will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:

•	the title and series designation and whether they are senior securities, senior subordinated securities or subordinated securities;

•	the aggregate principal amount of the securities;

•	the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

•	if convertible, the initial conversion price, the conversion period and any other terms governing such conversion;

•	the stated maturity date;

•	any fixed or variable interest rate or rates per annum;

•	the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for transfer, exchange or conversion;

•	the date from which interest may accrue and any interest payment dates;

•	any sinking fund requirements;

•	any provisions for redemption, including the redemption price and any remarketing arrangements;

•	whether the securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

•	the events of default and covenants of such securities, to the extent different from or in addition to those described in this prospectus;

•	whether we will issue the debt securities in certificated or book-entry form;

•	whether the debt securities will be in registered or bearer form and, if in registered form, the denominations if other than in even multiples of $1,000 and, if in bearer form, the denominations and terms and conditions relating thereto;

•	whether we will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;

•	the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or any prospectus supplement;

•	whether we will pay additional amounts on the securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;

•	the subordination provisions, if any, relating to the debt securities;

•	if the debt securities are to be issued upon the exercise of debt warrants, the time, manner and place for them to be authenticated and delivered;

•	the provisions relating to any security provided for the debt securities; and

•	the provisions relating to any guarantee of the debt securities.

      We may issue debt securities at less than the principal amount payable upon maturity. We refer to these securities as “original issue discount securities.” If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities.

      Except as may be set forth in any prospectus supplement relating to the debt securities, an indenture will not contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. You should review carefully the applicable prospectus supplement for information with respect to events of default and covenants applicable to the securities being offered.

Denominations, Interest, Registration and Transfer

      Unless otherwise described in the applicable prospectus supplement, we will issue the debt securities of any series that are registered securities in denominations that are even multiples of $1,000, other than global securities, which may be of any denomination.

      Unless otherwise specified in the applicable prospectus supplement, we will pay the interest, principal and any premium at the corporate trust office of the trustee. At our option, however, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States.

      If we do not punctually pay or duly provide for interest on any interest payment date, the defaulted interest will be paid either:

•	to the person in whose name the debt security is registered at the close of business on a special record date the applicable trustee will fix; or

•	in any other lawful manner, all as the applicable indenture describes.

      You may exchange or transfer debt securities at the office of the applicable trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the “registrar.” It will also perform transfers.

      You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The security registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.

Merger, Consolidation or Sale of Assets

      Under any indenture, we are generally permitted to consolidate or merge with another company. We are also permitted to sell substantially all of our assets to another company, or to buy substantially all of the assets of another company. However, except as otherwise set forth in the prospectus supplement relating to the debt securities, we may not take any of these actions unless all the following conditions are met:

•	Immediately after the merger, sale of assets or other transaction we are not in default on the debt securities. A default for this purpose would include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

•	If we merge out of existence or sell our assets, the other company must be a corporation, partnership or other entity organized under the laws of a State of the United States or the District of Columbia or under federal law. The other company must agree to be legally responsible for the debt securities.

•	If, as a result of transaction, our property or that of our restricted subsidiaries becomes subject to a lien prohibited by the indenture, we or the successor entity must secure the debt securities as required by the indenture.

•	We must deliver an officers’ certificate and opinion of counsel to the trustee as specified under the indenture.

Certain Covenants

      Provision of Financial Information. Except as otherwise set forth in the prospectus supplement relating to the debt securities, whether or not required by the rules and regulations of the Commission, so long as any debt securities are outstanding, we will furnish to the holders of debt securities:

•	all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if we were required to file these reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report by our certified independent accountants; and

•	all financial information that would be required to be included in a Form 8-K filed with the Commission if we were required to file this report.

      In addition, except as otherwise set forth in the prospectus supplement relating to the debt securities, whether or not required by the rules and regulations of the Commission, we will file a copy of all such information and reports with the Commission for public availability, unless the Commission will not accept such a filing, and make this information available to investors who request it in writing.

      Additional Covenants. Any additional or different covenants, or modifications to the foregoing covenants, with respect to any series of debt securities will be set forth in the applicable prospectus supplement.

Events of Default and Related Matters

      Events of Default. Except as otherwise set forth in the prospectus supplement relating to the debt securities, the term “event of default” means any of the following:

•	We do not pay interest on a debt security within 30 days of its due date;

•	We do not pay the principal or any premium on a debt security on its due date;

•	We do not deposit any sinking fund payment on its due date;

•	We remain in breach of any other term of the applicable indenture for 60 days after we receive a notice of default stating we are in breach. The holders of 10% in principal amount of debt securities of the affected series may send the notice;

•	Default in the payment of any of our other indebtedness over a specified amount that results in the acceleration of the maturity of the indebtedness or constitutes a default in the payment of the indebtedness at final maturity, but only if the indebtedness is not discharged or the acceleration is not rescinded or annulled;

•	The rendering of a final judgment or judgments against us over a specified amount that remains unstayed, undischarged or unbonded for a period of 60 days thereafter;

•	We or one of our “significant subsidiaries” files for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur;

•	Any other event of default described in the applicable prospectus supplement occurs.

      Except as otherwise set forth in the prospectus supplement relating to the debt securities, the term “significant subsidiary” means each of our significant subsidiaries (as defined in Regulation S-X promulgated under the Securities Act of 1933).

      Remedies If an Event of Default Occurs. If an event of default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. We call this a “declaration of acceleration of maturity.” If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. At any time after the trustee or the holders have accelerated any series of debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of at least a majority in principal amount of the debt securities of the affected series may, under certain circumstances, rescind and annul such acceleration.

      The trustee will be required to give notice to the holders of debt securities within 90 days of a default under the applicable indenture unless the default has been cured or waived. The trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series, except a default in the payment of the principal, premium, or interest on any debt security of that series or in the payment of any sinking fund installment in respect of any debt security of that series, if specified responsible officers of the trustee consider the withholding to be in the interest of the holders.

      Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. We refer to this as an “indemnity.” If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture, subject to certain limitations.

      Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	You must give the trustee written notice that an event of default has occurred and remains uncured;

•	The holders of at least a majority in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action; and

•	The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.

      However, you are entitled at any time to bring a lawsuit for the payment of money due on your security after its due date.

      Every year we will furnish to the trustee a written statement by certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities, or else specifying any default.

Modification of an Indenture

      There are three types of changes we can make to the indentures and the debt securities:

      Changes Requiring Your Approval. First, there are changes we cannot make to your debt securities without your specific approval. Except as otherwise set forth in the prospectus supplement relating to the debt securities, the following is a list of those types of changes:

•	change the stated maturity of the principal or interest on a debt security;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

•	change the place or currency of payment on a debt security;

•	impair your right to sue for payment;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend an indenture or to waive compliance with certain provisions of an indenture or to waive certain defaults;

•	reduce the percentage of holders of debt securities required for quorum or voting;

•	waive a default or event of default in the payment of principal of or premium, if any, or interest on the debt securities; or

•	modify any of the foregoing provisions, or any of the provisions relating to the waiver of particular past defaults or particular covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of the debt security.

      Changes Requiring a Majority Vote. The second type of change to an indenture and the debt securities is the kind that requires a vote in favor by holders of debt securities owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect holders of the debt securities. We require the same vote to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of an indenture or the debt securities listed in the first category described above under “— Changes Requiring Your Approval” unless we obtain your individual consent to the waiver.

      Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the debt securities.

      Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

•	For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

•	For debt securities whose principal amount is not known, we will use a special rule for that security described in the applicable prospectus supplement. An example is if the principal amount is based on an index.

•	For debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent.

      Debt securities are not considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption or if we or one of our affiliates own them. Debt securities are also not eligible to vote if they have been fully defeased as described immediately below under “— Discharge, Defeasance and Covenant Defeasance — Full Defeasance.”

      A meeting may be called at any time by the trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case, upon notice given as provided in the indenture.

Discharge, Defeasance and Covenant Defeasance

      Discharge. We may discharge some obligations to holders of any series of debt securities by irrevocably depositing with the trustee, in trust, funds in the applicable currency in an amount sufficient to pay the debt securities, including any premium and interest.

      Full Defeasance. We can, under particular circumstances, effect a full defeasance of your series of debt securities. By this we mean we can legally release ourselves from any payment or other obligations on the debt securities if we put in place the following arrangements to repay you, except as otherwise set forth in the prospectus supplement relating to the debt securities:

•	We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•	The current federal tax law must be changed or an IRS ruling must be issued permitting the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. Under current federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.

•	We must deliver to the trustee a legal opinion confirming the tax law change described above.

      If we did accomplish full defeasance, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. You would also be released from any subordination provisions.

      Covenant Defeasance. Under current federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the securities and you would be released from any subordination provisions. In order to achieve covenant defeasance, except as otherwise set forth in the prospectus supplement relating to the debt securities, we must do the following:

•	We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•	We must deliver to the trustee a legal opinion confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

      If we accomplish covenant defeasance, the following provisions of an indenture and the debt securities would no longer apply:

•	Any covenants applicable to the series of debt securities and described in the applicable prospectus supplement.

•	Any subordination provisions.

•	Certain events of default relating to breach of covenants and acceleration of the maturity of other debt set forth in any prospectus supplement.

      If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if a shortfall in the trust deposit occurred. If one of the remaining events of default occurs, for example, our bankruptcy, and the debt securities become immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Option to Defer Interest Payments or to Pay-in-Kind

      If provided in the applicable prospectus supplement, we will have the right, at any time and from time to time during the term of any series of debt securities, to defer the payment of interest for such number of consecutive interest payment periods as may be specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in such prospectus supplement, provided that an extension period may not extend beyond the stated maturity of the final installment of principal of the series of debt securities. If provided in the applicable prospectus supplement, we will have the right, at any time and from time to time during the term of any series of debt securities, to make payments of interest by delivering additional debt securities of the same series. Certain material U.S. federal income tax consequences and special considerations applicable to the debt securities will be described in the applicable prospectus supplement.

Subordination

      We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of senior subordinated securities or subordinated securities is subordinated to debt securities of another series or to other indebtedness of ours. The terms will include a description of:

•	the indebtedness ranking senior to the debt securities being offered;

•	the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

•	the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default; and

•	provisions requiring holders of the debt securities being offered to remit some payments to holders of senior indebtedness.

Global Securities

      If so set forth in the applicable prospectus supplement, we may issue the debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with a depositary identified in the prospectus supplement. We may issue global securities in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to any series of debt securities will be described in the prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

      The description below summarizes the more important terms of our capital stock. We have previously filed with the Commission copies of our articles of incorporation and bylaws, as amended. See “Where You Can Find More Information.” You should refer to those documents for the complete terms of our capital stock. This summary is subject to and qualified by reference to the description of the particular terms of your securities described in the applicable prospectus supplement.

General

      Our authorized capital stock consists of 525,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.10 per share.

Preferred Stock

      General. Our board of directors will determine the designations, preferences, limitations and relative rights of the 10,000,000 authorized shares of preferred stock. These include:

•	the distinctive designation of each series and the number of shares that will constitute the series;

•	the voting rights, if any, of shares of the series;

•	the dividend rate on the shares of the series, any restriction, limitation or condition upon the payment of the dividends, whether dividends will be cumulative, and the dates on which dividends are payable;

•	the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if the shares are redeemable;

•	the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of the series;

•	any preferential amount payable upon shares of the series upon our liquidation or the distribution of our assets;

•	if the shares are convertible, the price or rates of conversion at which, and the terms and conditions on which, the shares of the series may be converted into other securities; and

•	whether the series can be exchanged, at our option, into debt securities, and the terms and conditions of any permitted exchange.

      The issuance of preferred stock, or the issuance of rights to purchase preferred stock, could discourage an unsolicited acquisition proposal. In addition, the rights of holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that we may issue in the future.

      The following description of the preferred stock sets forth some general terms and provisions of the preferred stock to which a prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our articles of incorporation, including any applicable certificates of designation, and our bylaws.

      The prospectus supplement will describe the specific terms as to each issuance of preferred stock, including:

•	the title of the preferred stock;

•	the number of shares of the preferred stock offered;

•	the voting rights of the holders of the preferred stock offered;

•	the offering price of the preferred stock;

•	the dividend rate, when dividends will be paid, or the method of determining the dividend rate if it is based on a formula or not otherwise fixed;

•	the date from which dividends on the preferred stock shall accumulate;

•	the provisions for any auctioning or remarketing, if any, of the preferred stock;

•	the provision, if any, for redemption or a sinking fund;

•	the liquidation preference per share;

•	any listing of the preferred stock on a securities exchange;

•	whether the preferred stock will be convertible and, if so, the security into which it is convertible and the terms and conditions of conversion, including the conversion price or the manner of determining it;

•	whether interests in the preferred stock will be represented by depositary shares as more fully described under “Description of Depositary Shares”;

•	a discussion of federal income tax considerations;

•	the relative ranking and preferences of the preferred stock as to dividend and liquidation rights;

•	any limitations on issuance of any preferred stock ranking senior to or on a parity with the series of preferred stock being offered as to dividend and liquidation rights;

•	any limitations on direct or beneficial ownership and restrictions on transfer; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

      As described under “Description of Depositary Shares,” we may, at our option, elect to offer depositary shares evidenced by depositary receipts. If we elect to do this, each depositary receipt will represent a fractional interest in a share of the particular series of the preferred stock issued and deposited with a depositary. The applicable prospectus supplement will specify that fractional interest.

      Rank. Unless our board of directors otherwise determines and we so specify in the applicable prospectus supplement, we expect that the preferred stock will, with respect to dividend rights and rights upon liquidation, rank senior to all common stock.

      Dividends. Holders of preferred stock of each series will be entitled to receive cash and/or common stock and/or preferred stock dividends at the rates and on the dates shown in the applicable prospectus supplement. Even though the preferred stock may specify a fixed dividend, our board of directors must declare those dividends and they may be paid only out of assets legally available for payment. We will pay each dividend to holders of record as they appear on our stock transfer books on the record dates fixed by our board of directors. In the case of preferred stock represented by depositary receipts, the records of the depositary referred to under “Description of Depositary Shares” will determine the persons to whom dividends are payable.

      Dividends on any series of preferred stock may be cumulative or noncumulative, as provided in the applicable prospectus supplement. We refer to each particular series, for ease of reference, as the applicable series. Cumulative dividends will be cumulative from and after the date shown in the applicable prospectus supplement. If our board of directors fails to declare a dividend on any applicable series that is noncumulative, the holders will have no right to receive, and we will have no obligation to pay, a dividend in respect of the applicable dividend period, whether or not dividends on that series are declared payable in the future.

      If the applicable series is entitled to a cumulative dividend, except as otherwise set forth in the prospectus supplement, we may not declare, or pay or set aside for payment, any full dividends on any other series of preferred stock ranking, as to dividends, on a parity with or junior to the applicable series, unless we declare, and either pay or set aside for payment, full cumulative dividends on the applicable series for all past dividend periods and the then current dividend period. If the applicable series does not have a cumulative dividend, except as otherwise set forth in the prospectus supplement, we must declare, and pay or set aside for payment, full dividends for the then current dividend period only. When dividends are not paid, or set aside for payment, in full upon any applicable series and the shares of any other series ranking on a parity as to dividends with the applicable series, except as otherwise set forth in the prospectus supplement, we must declare, and pay or set aside for payment, all dividends upon the applicable series and any other parity series proportionately, in accordance with accrued and unpaid dividends of the several series. For these purposes, accrued and unpaid dividends do not include unpaid dividend periods on noncumulative preferred stock. Except as otherwise set forth in the prospectus supplement, no interest will be payable in respect of any dividend payment that may be in arrears.

      Except as provided in the immediately preceding paragraph or in the applicable prospectus supplement, unless we declare, and pay or set aside for payment, full cumulative dividends, including for the then current period, on any cumulative applicable series, we may not declare, or pay or set aside for payment, any dividends or other distributions upon common stock or any other capital stock ranking junior to or on a parity with the applicable series as to dividends or upon liquidation. Except as otherwise set forth in the prospectus supplement, the foregoing restriction does not apply to dividends or other distributions paid in common stock or other capital stock ranking junior to the applicable series as to dividends and upon liquidation.

      If the applicable series is noncumulative, except as otherwise set forth in the prospectus supplement, we need only declare, and pay or set aside for payment, the dividend for the then current period, before declaring dividends or distributions on common stock or junior or parity securities. In addition, under the circumstances that we could not declare a dividend, we may not redeem, purchase or otherwise acquire for any consideration any common stock or other parity or junior capital stock, except upon conversion into or exchange for common stock or other junior capital stock. Except as otherwise set forth in the prospectus supplement, we may, however, make purchases and redemptions otherwise prohibited pursuant to certain redemptions or pro rata offers to purchase the outstanding shares of the applicable series and any other parity series of preferred stock.

      Except as otherwise set forth in the prospectus supplement, we will credit any dividend payment made on an applicable series first against the earliest accrued but unpaid dividend due with respect to the series.

      Redemption. We may have the right or may be required to redeem one or more series of preferred stock, as a whole or in part, in each case upon the terms, if any, and at the times and at the redemption prices shown in the applicable prospectus supplement.

      If a series of preferred stock is subject to mandatory redemption, we will specify in the applicable prospectus supplement the number of shares we are required to redeem, when those redemptions start, the redemption price, and any other terms and conditions affecting the redemption. Except as otherwise set forth in the prospectus supplement, the redemption price will include all accrued and unpaid dividends, except in the case of a noncumulative preferred stock. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of our issuance of capital stock, the terms of the preferred stock may provide that, if no capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred stock shall automatically and mandatorily be converted into shares of capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.

      Liquidation Preference. The applicable prospectus supplement will show the liquidation preference of the applicable series. Except as otherwise set forth in the prospectus supplement, upon any voluntary or involuntary liquidation, before any distribution may be made to the holders of common stock or any other capital stock ranking junior in the distribution of assets upon any liquidation to the applicable series, the holders of that series will be entitled to receive, out of assets of ours legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference, plus an amount equal to all dividends accrued and unpaid. In the case of a noncumulative applicable series, accrued and unpaid dividends include only the then current dividend period. After payment of the full amount of the liquidating distributions to which they are entitled, except as otherwise set forth in the prospectus supplement, the holders of preferred stock will have no right or claim to any of our remaining assets. If liquidating distributions shall have been made in full to all holders of preferred stock, except as otherwise set forth in the prospectus supplement, our remaining assets will be distributed among the holders of any other capital stock ranking junior to the preferred stock upon liquidation, according to their rights and preferences and in each case according to their number of shares.

      Except as otherwise set forth in the prospectus supplement, if, upon any voluntary or involuntary liquidation, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of an applicable series and the corresponding amounts payable on all shares of other capital stock ranking on a parity in the distribution of assets with that series, then the holders of that series and all other equally ranking capital stock shall share ratably in the distribution in proportion to the full liquidating distributions to which they would otherwise be entitled.

      Except as otherwise set forth in the prospectus supplement, for these purposes, our consolidation or merger with or into any other corporation or other entity, or the sale, lease or conveyance of all or substantially all of our property or business, will not be deemed to constitute our liquidation.

      Voting Rights. Holders of the preferred stock will not have any voting rights, except as otherwise from time to time required by law or as indicated in the applicable prospectus supplement.

      As more fully described under “Description of Depositary Shares,” if we elect to issue Depositary Shares, each representing a fraction of a share of a series, each holder will, in effect, be entitled to the fraction of a vote per Depositary Share.

      Conversion Rights. We will show in the applicable prospectus supplement the terms and conditions, if any, upon which you may, or we may require you to, convert shares of any series of preferred stock into common stock or any other class or series of capital stock. The terms will include the number of shares of common stock or other securities into which the shares are convertible, the conversion price, or the manner of determining it, the conversion period, provisions as to whether conversion will be at the option of the holders of the series or at our option, the events requiring an adjustment of the conversion price, and provisions affecting conversion upon the redemption of shares of the series.

      Our Exchange Rights. We will show in the applicable prospectus supplement the terms and conditions, if any, upon which we can require you to exchange shares of any series of preferred stock for debt securities. If an exchange is required, except as otherwise set forth in the prospectus supplement, you will receive debt securities with a principal amount equal to the liquidation preference of the applicable series of preferred stock. Except as otherwise set forth in the prospectus supplement, the other terms and provisions of the debt securities will not be materially less favorable to you than those of the series of preferred stock being exchanged.

Common Stock

      Voting Rights. Holders of common stock are entitled to one vote per share on each matter to be decided by the stockholders, subject to the rights of holders of any series of preferred stock that may be outstanding from time to time. This provision of our bylaws may only be modified by amendment adopted by the stockholders. There are no cumulative voting rights in the election of directors. Accordingly, the holders of a majority of common stock entitled to vote in any election of directors may elect all of the directors standing for election.

      Dividend Rights and Limitations. Except as otherwise set forth in the prospectus supplement, holders of common stock will be entitled to receive ratably the dividends, if any, as the board of directors may declare from time to time out of funds legally available for this purpose.

      Except as otherwise set forth in the prospectus supplement, dividends and other distributions on common stock are also subject to the rights of holders of any series of preferred stock that may be outstanding from time to time and to the restrictions in our credit agreement and indentures.

      Liquidation Rights. Except as otherwise set forth in the prospectus supplement, in the event of liquidation, dissolution or winding up of our affairs, after payment or provision for payment of all of our debts and obligations and any preferential distributions to holders of shares of preferred stock, if any, the holders of the common stock will be entitled to share ratably in our remaining assets available for distribution.

      Miscellaneous. All outstanding shares of common stock are validly issued, fully paid and nonassessable. Our board of directors has the power to issue shares of authorized but unissued common stock without further stockholder action. The issuance of these unissued shares could have the effect of diluting the earnings per share and book value per share of currently outstanding shares of common stock. The holders of common stock have no preemptive, subscription, redemption or conversion rights.

      Reference is made to the applicable prospectus supplement relating to the common stock offered by that prospectus supplement for specific terms, including:

•	amount and number of shares offered;

•	the initial offering price, if any, and market price; and

•	information with respect to dividends.

DESCRIPTION OF DEPOSITARY SHARES

General

      The description shown below, and in any applicable prospectus supplement of certain provisions of any deposit agreement and of the depositary shares and depositary receipts representing depositary shares, does not purport to be complete and is subject to and qualified in its entirety by reference to the forms of deposit agreement and depositary receipts relating to each applicable series of preferred stock. The deposit agreement and the depositary receipts contain the full legal text of the matters described in this section. We will file a copy of those documents with the Commission at or before the time of the offering of the applicable series of depositary shares. This summary also is subject to and qualified by reference to the description of the particular terms of your series of depositary shares described in the applicable prospectus supplement.

      We may, at our option, elect to offer fractional interests in shares of preferred stock, rather than shares of preferred stock. If we exercise this option, we will appoint a depositary to issue depositary receipts representing those fractional interests. Preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement between us and the depositary. The prospectus supplement relating to a series of depositary shares will show the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each owner of depositary shares will be entitled to all of the dividend, voting, conversion, redemption, liquidation and other rights and preferences of the preferred stock represented by those depositary shares.

      The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Upon surrender of depositary receipts at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the deposit agreement, a holder of depositary shares will be entitled to receive the shares of preferred stock underlying the surrendered depositary receipts.

Dividends and Other Distributions

      Except as otherwise set forth in the prospectus supplement, a depositary will be required to distribute all cash dividends or other cash distributions received in respect of the applicable preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by the holders. Except as otherwise set forth in the prospectus supplement, fractions will be rounded down to the nearest whole cent.

      Except as otherwise set forth in the prospectus supplement, if the distribution is other than in cash, a depositary will be required to distribute property received by it to the record holders of depositary receipts entitled thereto, unless the depositary determines that it is not feasible to make the distribution. In that case, except as otherwise set forth in the prospectus supplement, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

      Except as otherwise set forth in the prospectus supplement, no distributions will be made on any depositary shares that represent preferred stock converted or exchanged. Except as otherwise set forth in the prospectus supplement, the deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by us to holders of the preferred stock will be made available to holders of depositary shares. Except as otherwise set forth in the prospectus supplement, all distributions are subject to obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

Withdrawal of Preferred Stock

      Except as otherwise set forth in the prospectus supplement, you may receive the number of whole shares of your series of preferred stock and any money or other property represented by those depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary. Except as otherwise set forth in the prospectus supplement, partial shares of preferred stock will not be issued. Except as otherwise set forth in the prospectus supplement, if the depositary shares that you surrender exceed the number of depositary shares that represent the number of whole shares of preferred stock you wish to withdraw, the depositary will deliver to you at the same time a new depositary receipt evidencing the excess number of depositary shares. Once you have withdrawn your preferred stock, except as otherwise set forth in the prospectus supplement, you will not be entitled to re-deposit that preferred stock under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for withdrawn shares of preferred stock.

Redemption of Depositary Shares

      If we redeem a series of the preferred stock underlying the depositary shares, except as otherwise set forth in the prospectus supplement, the depositary will redeem those shares from the redemption proceeds received by it. Except as otherwise set forth in the prospectus supplement, the depositary will mail notice of redemption not less than 30 and not more than 60 days before the date fixed for redemption to the record holders of the depositary receipts evidencing the depositary shares at their addresses appearing in the depositary’s books. Except as otherwise set forth in the prospectus supplement, the redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. Except as otherwise set forth in the prospectus supplement, the redemption date for depositary shares will be the same as that of the preferred stock. If we are redeeming less than all of the depositary shares, except as otherwise set forth in the prospectus supplement, the depositary will select the depositary shares for redemption by lot or pro rata as the depositary may determine.

      Except as otherwise set forth in the prospectus supplement, after the date fixed for redemption, the depositary shares called for redemption will no longer be deemed outstanding. Except as otherwise set forth in the prospectus supplement, all rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Except as otherwise set forth in the prospectus supplement, receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.

Voting of the Preferred Stock

      Except as otherwise set forth in the prospectus supplement, upon receipt of notice of any meeting at which the holders of the applicable preferred stock are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the applicable depositary receipts. Except as otherwise set forth in the prospectus supplement, each record holder of depositary receipts on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by the holder’s depositary shares. The depositary will try, as practical, to vote the shares as you instruct. We will agree to take all reasonable action that the depositary deems necessary in order to enable it to do so. Except as otherwise set forth in the prospectus supplement, if you do not instruct the depositary how to vote your shares, the depositary will abstain from voting those shares.

Liquidation Preference

      Except as otherwise set forth in the prospectus supplement, upon our liquidation, whether voluntary or involuntary, each holder of depositary shares will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares, as shown in the applicable prospectus supplement.

Conversion or Exchange of Preferred Stock

      Except as otherwise set forth in the prospectus supplement, the depositary shares will not themselves be convertible into or exchangeable for common stock, preferred stock or any of our other securities or property. If so specified in the prospectus supplement, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions to it to instruct us to cause conversion of the preferred stock represented by the depositary shares. Similarly, if so specified in the applicable prospectus supplement, we may require you to surrender all of your depositary receipts to the applicable depositary upon our requiring the exchange of the preferred stock represented by the depositary shares into our debt securities. Except as otherwise set forth in the prospectus supplement, we will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for delivery of preferred stock to effect the conversion or exchange. If you are converting only a part of the depositary shares, except as otherwise set forth in the prospectus supplement, the depositary will issue you a new depositary receipt for any unconverted depositary shares.

Taxation

      As owner of depositary shares, you will be treated for U.S. federal income tax purposes as if you were an owner of the series of preferred stock represented by the depositary shares. Therefore, you will be required to take into account for U.S. federal income tax purposes income and deductions to which you would be entitled if you were a holder of the underlying series of preferred stock. In addition:

•	no gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares as provided in the deposit agreement;

•	the tax basis of each share of preferred stock issued to you as exchanging owner of depositary shares will, upon exchange, be the same as the aggregate tax basis of the depositary shares exchanged, for the preferred stock; and

•	if you held the depositary shares as a capital asset at the time of the exchange for preferred stock, the holding period for shares of the preferred stock will include the period during which you owned the depositary shares.

Amendment and Termination of a Deposit Agreement

      Except as otherwise set forth in the prospectus supplement, we and the applicable depositary are permitted to amend the provisions of the depositary receipts and the deposit agreement. Except as otherwise set forth in the prospectus supplement, the holders of at least a majority of the applicable depositary shares then outstanding must approve any amendment that adds or increases fees or charges or prejudices an important right of holders. Except as otherwise set forth in the prospectus supplement, every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement as amended.

      Except as otherwise set forth in the prospectus supplement, any deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the applicable depositary if a majority of each series of preferred stock affected by the termination consents to the termination. When that occurs, except as otherwise set forth in the prospectus supplement, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary receipts. In addition, except as otherwise set forth in the prospectus supplement, a deposit agreement will automatically terminate if:

•	all depositary shares outstanding under it shall have been redeemed;

•	there shall have been a final distribution in respect of the related preferred stock in connection with our liquidation and the distribution shall have been made to the holders of depositary receipts evidencing the depositary shares underlying the preferred stock; or

•	each of the shares of related preferred stock shall have been converted or exchanged into securities not represented by depositary shares.

Charges of a Depositary

      Except as otherwise set forth in the prospectus supplement, we will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, except as otherwise set forth in the prospectus supplement, we will pay the fees and expenses of a depositary in connection with the initial deposit of the preferred stock and any redemption of preferred stock. However, except as otherwise set forth in the prospectus supplement, holders of depositary receipts will pay any transfer or other governmental charges and the fees and expenses of a depositary for any duties the holders request to be performed that are outside of those expressly provided for in the applicable deposit agreement.

Resignation and Removal of Depositary

      A depositary may resign at any time by delivering to us notice of its election to do so. In addition, except as otherwise set forth in the prospectus supplement, we may at any time remove a depositary. Any resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. Except as otherwise set forth in the prospectus supplement, we must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. Except as otherwise set forth in the prospectus supplement, a depositary must be a bank or trust company having its principal office in the United States that has a combined capital and surplus of at least $50 million.

Miscellaneous

      Except as otherwise set forth in the prospectus supplement, a depositary will be required to forward to holders of depositary receipts any reports and communications from us that are received by it with respect to the related preferred stock.

      Except as otherwise set forth in the prospectus supplement, neither a depositary nor we will be liable if it is prevented from or delayed in performing its obligations under a deposit agreement by law or any circumstances beyond its control. Except as otherwise set forth in the prospectus supplement, our obligations and those of the depositary under a deposit agreement will be limited to performing their duties in good faith and without gross negligence or willful misconduct. Except as otherwise set forth in the prospectus supplement, neither we nor any depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related preferred stock unless satisfactory indemnity is furnished. Except as otherwise set forth in the prospectus supplement, we and each depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, by holders of depositary receipts, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.

      If a depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, except as otherwise set forth in the prospectus supplement, the depositary shall be entitled to act on the claims, requests or instructions received from us.

DESCRIPTION OF WARRANTS

      We may issue, together with any other securities being offered or separately, warrants entitling the holder to purchase from or sell to us, or to receive from us the cash value of the right to purchase or sell, debt securities, preferred stock, depositary shares or common stock. We and a warrant agent will enter a warrant agreement pursuant to which the warrants will be issued. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. We will file a copy of the warrants and the warrant agreement with the Commission at or before the time of the offering of the applicable series of warrants.

      In the case of each series of warrants, the applicable prospectus supplement will describe the terms of the warrants being offered thereby. These include the following, if applicable:

•	the offering price;

•	the number of warrants offered;

•	the securities underlying the warrants;

•	the exercise price, the procedures for exercise of the warrants and the circumstances, if any, that will deem the warrants to be automatically exercised;

•	the date on which the warrants will expire;

•	federal income tax consequences;

•	the rights, if any, we have to redeem the warrant;

•	the name of the warrant agent; and

•	the other terms of the warrants.

      Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Except as otherwise set forth in the prospectus supplement, before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

      Except as otherwise set forth in the prospectus supplement, the warrant agreements may be amended or supplemented without the consent of the holders of the warrants to which it applies to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. However, except as otherwise set forth in the prospectus supplement, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Except as otherwise set forth in the prospectus supplement, every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price, and the expiration date, may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

      We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates, which we refer to herein as “stock purchase contracts.” The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, trust preferred securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the common stock under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or refunded on some basis.

      The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF TRUST PREFERRED SECURITIES

      The terms of the trust preferred securities will include those stated in the declaration of trust (as it may be amended and restated from time to time) and those made a part of that declaration by the Trust Indenture Act of 1939, as amended. The statements made in this prospectus relating to the declaration of trust and the trust preferred securities are summaries of certain anticipated provisions of the declaration of trust and the trust preferred securities and are not complete. This summary is subject to and qualified by reference to the description of the particular terms of the trust preferred securities described in the applicable prospectus supplement.

      We have previously filed with the Commission copies of the form of the declaration of trust. Please read “Where You Can Find More Information.”

      The prospectus supplement relating to trust preferred securities will include specific terms relating to the offering. These terms will include some or all of the following:

•	the designation of the trust preferred securities;

•	the number of trust preferred securities issued by the trust;

•	the annual distribution rate and any conditions upon which distributions are payable, the distribution payment dates, the record dates for distribution payments and the additional amounts, if any, that may be payable with respect to the trust preferred securities;

•	whether distributions will be cumulative and compounding and, if so, the dates from which distributions will be cumulative or compounded;

•	the amounts that will be paid out of the assets of the trust, after the satisfaction of liabilities to creditors of the trust, to the holders of trust preferred securities upon dissolution;

•	any repurchase, redemption or exchange provisions;

•	any preference or subordination rights upon a default or liquidation of the trust;

•	any voting rights of the trust preferred securities in addition to those required by law;

•	terms for any conversion or exchange of the debt securities or the trust preferred securities into other securities;

•	any rights to defer distributions on the trust preferred securities by extending the interest payment period on the debt securities; and

•	any other relevant terms, rights, preferences, privileges, limitations or restrictions of the trust preferred securities.

      Except as otherwise set forth in the prospectus supplement, the trustees, on behalf of the trust and pursuant to the declaration of trust, will issue one class of trust preferred securities and one class of trust common securities. The trust securities will represent undivided beneficial ownership interests in the assets of the trust.

      Except as otherwise set forth in the prospectus supplement, the trust preferred securities will rank equally, and payments will be made thereon proportionately, with the trust common securities. Except as otherwise set forth in the prospectus supplement, the property trustee of the trust will hold legal title to the debt securities in trust for the benefit of the holders of the trust securities. Except as otherwise set forth in the prospectus supplement, we will execute a guarantee agreement for the benefit of the holders of the trust preferred securities. The guarantee will guarantee the payment of distributions (as defined below) or any amounts payable on redemption or liquidation of the trust preferred securities when the trust does not have funds on hand available to make such payments.

      In the prospectus supplement, we will also describe certain material United States federal income tax consequences and special considerations applicable to the trust preferred securities.

The Trust Preferred Securities Guarantee

      Except as otherwise set forth in the prospectus supplement, Allied will fully and unconditionally guarantee payments on the trust preferred securities as described in this section. The guarantee covers the following payments:

•	periodic cash distributions on the trust preferred securities out of funds held by the property trustee of the trust;

•	payments on dissolution of each trust; and

•	payments on redemption of trust preferred securities of each trust.

      U.S. Bank National Association, as guarantee trustee, will hold the guarantee for the benefit of the holders of trust preferred securities.

      We have summarized selected provisions of the guarantee below. This summary is not complete. For a complete description, we encourage you to read the guarantee, the form of which we have filed with the Commission. Please read “Where You Can Find More Information.”

      Except as otherwise set forth in the prospectus supplement, Allied will irrevocably and unconditionally agree to pay you in full the following amounts to the extent not paid by the trust:

•	any accumulated and unpaid distributions and any additional amounts with respect to the trust preferred securities and any redemption price for trust preferred securities called for redemption by the trust, if and to the extent that Allied has made corresponding payments on the debt securities to the property trustee of the trust; and

•	payments upon the dissolution of the trust equal to the lesser of:

•	the liquidation amount plus all accumulated and unpaid distributions and additional amounts on the trust preferred securities to the extent the trust has funds legally available for those payments; and

•	the amount of assets of the trust remaining legally available for distribution to the holders of trust preferred securities in liquidation of the trust.

      Allied will not be required to make these liquidation payments if.

•	the trust distributes the debt securities to the holders of trust preferred securities in exchange for their trust preferred securities; or

•	the trust redeems the trust preferred securities in full upon the maturity or redemption of the debt securities.

      Except as otherwise set forth in the prospectus supplement, Allied may satisfy its obligation to make a guarantee payment either by making payment directly to the holders of trust preferred securities or to the guarantee trustee for remittance to the holders or by causing the applicable trust to make the payment to them.

      Except as otherwise set forth in the prospectus supplement, each guarantee is a guarantee from the time of issuance of the applicable series of trust preferred securities. EXCEPT AS OTHERWISE SET FORTH IN THE PROSPECTUS SUPPLEMENT, THE GUARANTEE ONLY COVERS, HOWEVER, DISTRIBUTIONS AND OTHER PAYMENTS ON TRUST PREFERRED SECURITIES IF AND TO THE EXTENT THAT ALLIED HAS MADE CORRESPONDING PAYMENTS ON THE DEBT SECURITIES TO THE APPLICABLE PROPERTY TRUSTEE. EXCEPT AS OTHERWISE SET FORTH IN THE PROSPECTUS SUPPLEMENT, IF ALLIED DOES NOT MAKE THOSE CORRESPONDING PAYMENTS ON THE DEBT SECURITIES, THE TRUST WILL NOT HAVE FUNDS AVAILABLE FOR PAYMENTS AND ALLIED WILL HAVE NO OBLIGATION TO MAKE A GUARANTEE PAYMENT.

      Allied’s obligations under the declaration of trust for each trust, the guarantee, the debt securities and the associated indenture taken together will provide a full and unconditional guarantee of payments due on the trust preferred securities. We will describe the specific terms of the guarantee in a prospectus supplement.

Covenants of Allied

      Except as otherwise set forth in the prospectus supplement, in the guarantee, Allied will agree that, as long as any trust preferred securities issued by the trust are outstanding, Allied will not make the payments and distributions described below if:

•	it is in default on its guarantee payments or other payment obligations under the guarantee;

•	any trust enforcement event under the declaration of trust has occurred and is continuing; or

•	Allied has elected to defer payments of interest on the related debt securities by extending the interest payment period and that deferral period is continuing.

      Except as otherwise set forth in the prospectus supplement, in these circumstances, Allied will agree that it will not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock;

•	make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank equally with or junior in interest to the debt securities or make any guarantee payments with respect to any guarantee by Allied of the debt of any subsidiary of Allied if such guarantee ranks equally with or junior in interest to the debt securities.

      However, except as otherwise set forth in the prospectus supplement, even during such circumstances, Allied may:

•	purchase or acquire its capital stock in connection with the satisfaction by it of its obligations under any employee benefit plans or pursuant to any contract or security outstanding on the first day of any extension period requiring it to purchase its capital stock;

•	reclassify its capital stock or exchange or convert one class or series of its capital stock for another class or series of its capital stock;

•	purchase fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

•	declare dividends or distributions in its capital stock;

•	redeem or repurchase any rights pursuant to a rights agreement; and

•	make payments under the guarantee related to the trust preferred securities.

      In addition, as long as trust preferred securities issued by any trust are outstanding and except as otherwise set forth in the prospectus supplement, Allied will agree that it will:

•	remain the sole direct or indirect owner of all the outstanding common securities of that trust, except as permitted by the applicable declaration of trust;

•	permit the trust common securities of that trust to be transferred only as permitted by the declaration of trust;

•	use reasonable efforts to cause that trust to continue to be treated as a grantor trust for United States federal income tax purposes, except in connection with a distribution of debt securities to the holders of trust preferred securities as provided in the declaration of trust, in which case the trust would be dissolved.

Amendments and Assignment

      Except as otherwise set forth in the prospectus supplement, Allied and the guarantee trustee may amend each guarantee without the consent of any holder of trust preferred securities if the amendment does not adversely affect the rights of the holders in any material respect. In all other cases and except as otherwise set forth in the prospectus supplement, Allied and the guarantee trustee may amend each guarantee only with the prior approval of the holders of at least a majority of outstanding trust preferred securities issued by the applicable trust.

      Except as otherwise set forth in the prospectus supplement, Allied may assign its obligations under the guarantee only in connection with a consolidation, merger or asset sale involving Allied permitted under the indenture governing the debt securities.

Termination of the Guarantee

      Except as otherwise set forth in the prospectus supplement, a guarantee will terminate upon:

•	full payment of the redemption price of all trust preferred securities of the applicable trust;

•	distribution of the related debt securities, or any securities into which those debt securities are convertible, to the holders of the trust preferred securities and trust common securities of that trust in exchange for all the securities issued by that trust; or

•	full payment of the amounts payable upon liquidation of that trust.

      The guarantee will, however, continue to be effective or will be reinstated if any holder of trust preferred securities must repay any amounts paid on those trust preferred securities or under the guarantee.

Status of the Guarantee

      Except as otherwise set forth in the prospectus supplement, Allied’s obligations under the guarantee will be unsecured and effectively junior to all debt and preferred stock of its subsidiaries. BY YOUR ACCEPTANCE OF THE TRUST PREFERRED SECURITIES, YOU AGREE TO ANY SUBORDINATION PROVISIONS AND OTHER TERMS OF THE RELATED GUARANTEE. We will specify in a prospectus supplement the ranking of the guarantee with respect to Allied’s capital stock and other liabilities, including other guarantees.

      Except as otherwise set forth in the prospectus supplement, the guarantee will be deposited with the guarantee trustee to be held for your benefit. The guarantee trustee will have the right to enforce the guarantee on your behalf. In most cases, the holders of a majority of outstanding trust preferred securities issued by the applicable trust will have the right to direct the time, method and place of:

•	conducting any proceeding for any remedy available to the applicable guarantee trustee; or

•	exercising any trust or other power conferred upon that guarantee trustee under the applicable guarantee.

      The guarantee will constitute a guarantee of payment and not merely of collection. This means that the guarantee trustee may institute a legal proceeding directly against Allied to enforce the payment rights under the guarantee without first instituting a legal proceeding against any other person or entity.

      Except as otherwise set forth in the prospectus supplement, if the guarantee trustee fails to enforce the guarantee or Allied fails to make a guarantee payment, you may institute a legal proceeding directly against Allied to enforce your rights under that guarantee without first instituting a legal proceeding against the applicable trust, the guarantee trustee or any other person or entity.

Periodic Reports Under Guarantee

      Except as otherwise set forth in the prospectus supplement, Allied will be required to provide annually to the guarantee trustee a statement as to its performance of its obligations and its compliance with all conditions under the guarantees.

Duties of Guarantee Trustee

      Except as otherwise set forth in the prospectus supplement, the guarantee trustee normally will perform only those duties specifically set forth in the applicable guarantee. The guarantee does not contain any implied covenants. If a default occurs on the guarantee, the guarantee trustee will be required to use the same degree of care and skill in the exercise of its powers under the guarantee as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Except as otherwise set forth in the prospectus supplement, the guarantee trustee will exercise any of its rights or powers under the guarantee at the request or direction of holders of the applicable series of trust preferred securities only if it is offered security and indemnity satisfactory to it.

Governing Law

      New York law will govern the guarantee.

SELLING STOCKHOLDERS

      In addition to covering the offering of securities by us, this prospectus covers the offering for resale of securities by selling stockholders. The applicable prospectus supplement will set forth, with respect to each selling stockholder:

•	the name of the selling stockholder;

•	the nature of any position, office or other material relationship which the selling stockholder will have had within the prior three years with Allied or any of its predecessors or affiliates;

•	the type and amount of securities owned by the selling stockholder prior to the offering;

•	the type and amount of securities to be offered for the selling stockholder’s account; and

•	the amount and (if one percent or more) the percentage of securities to be owned by the selling stockholder after completion of the offering.

      The selling stockholders may include or consist of, from time to time, such underwriter and/or other persons with whom we may enter into standby arrangements from time to time as described under “Plan of Distribution.”

PLAN OF DISTRIBUTION

      We may sell the securities to one or more underwriters for public offering and sale by them and may also sell the securities to investors directly or through agents. In addition, some of our stockholders may sell shares of our common stock under this prospectus in any of these ways. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We and any selling stockholders have reserved the right to sell or exchange securities directly to investors on our or their own behalf in those jurisdictions where we are authorized to do so.

      We or any selling stockholders may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

      We or any selling stockholders may also, from time to time, authorize dealers, acting as our agents, to offer and sell securities upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of securities, we or any selling stockholders, or the purchasers of securities for whom the underwriters may act as agents, may compensate underwriters in the form of underwriting discounts or commissions. If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of the sale, or at prices related to such prevailing market prices, or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

      We will describe in the applicable prospectus supplement any compensation we or any selling stockholders pay to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We or any selling stockholders may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse these persons for certain expenses.

      To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

      We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of our common stock to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. We may pledge or grant a security interest in some or all of our common stock covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell our common stock from time to time pursuant to this prospectus.

      To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

      Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business for which they receive compensation.

LEGAL MATTERS

      Latham & Watkins LLP, New York, New York will issue an opinion about certain legal matters with respect to the securities for us. Certain matters relating to Delaware law regarding the validity of the trust preferred securities will be issued by Richards, Layton & Finger, P.A. Any underwriters will be advised about the other issues relating to any offering by their own legal counsel.

EXPERTS

      The consolidated financial statements incorporated in this Prospectus by reference to Allied Waste Industries, Inc.’s Current Report on Form 8-K dated May 10, 2004 and the financial statement schedule incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Allied Waste Industries, Inc. for the year ended December 31, 2003 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

      The consolidated financial statements of Browning Ferris Industries, Inc. or “BFI” as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003 incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Allied Waste Industries, Inc. for the year ended December 31, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

11,600,928 Shares
Allied Waste Industries, Inc.
Common Stock

PRELIMINARY PROSPECTUS SUPPLEMENT
                    , 2005

Citigroup
UBS Investment Bank
Banc of America Securities LLC